                               THE SCOTTS COMPANY

                 O.M. SCOTT INTERNATIONAL INVESTMENTS LIMITED,
                          MIRACLE GARDEN CARE LIMITED,
                            SCOTTS HOLDINGS LIMITED,
                              HYPONEX CORPORATION,
                      SCOTTS' MIRACLE-GRO PRODUCTS, INC.,
               SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY, and
                      REPUBLIC TOOL & MANUFACTURING CORP.,
                            as Subsidiary Borrowers
                  ___________________________________________

                                CREDIT AGREEMENT

                         dated as of February 26, 1998

                  ___________________________________________

                           THE CHASE MANHATTAN BANK,

                           THE LENDERS PARTY HERETO,

                         KEYBANK NATIONAL ASSOCIATION,
                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY, and
                        UNION BANK OF CALIFORNIA, N.A.,
                                  as Co-Agents

                                      and

                            THE CHASE MANHATTAN BANK
                            as Administrative Agent

                                      and

                         CREDIT LYONNAIS CHICAGO BRANCH
                             as Documentation Agent

                                      and

                                   NBD BANK,
                              as Syndication Agent


                           =========================
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS......................................................  1
         1.1  Defined Terms..................................................  1
         1.2  Other Definitional Provisions.................................. 20

SECTION 2.  AMOUNT AND TERMS OF LOANS........................................ 21
         2.1  Revolving Credit Commitment.................................... 21
         2.2  Procedure for Revolving Credit Borrowing....................... 21
         2.3  Swing Line Commitments......................................... 22
         2.4  Participation.................................................. 23
         2.5  Bid Loans...................................................... 24
         2.6  Repayment of Loans; Evidence of Debt........................... 27
         2.7  Facility Fee................................................... 28
         2.8  Termination or Reduction of Revolving Credit Commitments....... 28
         2.9  Prepayments.................................................... 29
         2.10 Cash Collateralization of Letters of Credit.................... 30
         2.11 Conversion Options............................................. 30
         2.12 Interest Rate and Payment Dates................................ 31
         2.13 Computation of Interest and Fees............................... 31
         2.14 Inability to Determine Interest Rate........................... 32
         2.15 Pro Rata Treatment and Payments................................ 33
         2.16 Illegality..................................................... 34
         2.17 Requirements of Law............................................ 35
         2.18 Indemnity...................................................... 36
         2.19 Taxes  ........................................................ 37
         2.20 European Monetary Union........................................ 39
         2.21 Use of Proceeds................................................ 39
         2.22 Controls on Prepayment if Aggregate Outstanding Extensions
               of Credit Exceeds Aggregate Revolving Credit Commitments...... 40
         2.23 Lending Installations.......................................... 41

SECTION 3.  LETTER OF CREDIT FACILITIES...................................... 41
         3.1  L/C Commitment................................................. 41
         3.2  Procedure for Issuance of Letters of Credit.................... 42
         3.3  Fees, Commissions and Other Charges............................ 43
         3.4  L/C Participation.............................................. 43
         3.5  Reimbursement Obligation of the Borrower....................... 44
         3.6  Obligations Absolute........................................... 45
         3.7  Increased Costs................................................ 45
         3.8  Letter of Credit Payments...................................... 46
         3.9  Application.................................................... 46

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                                                                            Page
                                                                            ----


         3.10 Purpose of the Letters of Credit............................... 46

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................... 46
         4.1  Financial Condition............................................ 46
         4.2  Corporate Existence; Compliance with Law....................... 47
         4.3  Corporate Power; Authorization; Enforceable Obligations........ 47
         4.4  No Legal Bar................................................... 47
         4.5  No Material Litigation......................................... 48
         4.6  Federal Regulations............................................ 48
         4.7  Investment Company Act; Other Regulations...................... 48
         4.8  Subsidiaries.  ................................................ 48
         4.9  Disclosure..................................................... 48
         4.10 Schedules...................................................... 49
         4.11 ERISA  ........................................................ 49
         4.12 No Default..................................................... 49
         4.13 Title to Real Property, Etc.................................... 49
         4.14 Taxes  ........................................................ 49
         4.15 Environmental Matters.......................................... 49
         4.16 Intellectual Property.......................................... 51

SECTION 5.  CONDITIONS PRECEDENT............................................. 51
         5.1  Conditions to Effectiveness of this Agreement.................. 51
         5.2  Conditions to All Extensions of Credit......................... 54
         5.3  Additional Conditions Applicable to Foreign Subsidiary
               Borrowers..................................................... 54

SECTION 6.  AFFIRMATIVE COVENANTS............................................ 56
         6.1  Financial Statements........................................... 56
         6.2  Certificates; Other Information................................ 57
         6.3  Payment of Obligations......................................... 58
         6.4  Conduct of Business and Maintenance of Existence............... 58
         6.5  Maintenance of Property, Insurance............................. 58
         6.6  Inspection of Property; Books and Records; Discussions......... 58
         6.7  Notices ....................................................... 59
         6.8  Interest Coverage.............................................. 60
         6.9  Maintenance of Leverage Ratio.................................. 60
         6.10 New Subsidiaries............................................... 61
         6.11 Environmental, Health and Safety Matters....................... 61

SECTION 7.  NEGATIVE COVENANTS............................................... 62
         7.1  Limitation on Liens............................................ 62
         7.2  Limitation on Contingent Obligations........................... 63
         7.3  Limitation on Fundamental Changes.............................. 63
         7.4  Limitation on Capital Expenditures............................. 64
         7.5  Limitation on Acquisitions, Investments, Loans and Advances.... 64
         7.6  Limitation on Foreign Subsidiary Indebtedness.................. 65

                                                                            Page
                                                                            ----


         7.7  Limitation on Restrictions on Subsidiary Distributions......... 66
         7.8  Transactions with Affiliates and Officers...................... 66
         7.9  Limitation on Sale of Assets................................... 66
         7.10 Sale and Leaseback............................................. 67
         7.11 Fiscal Year.................................................... 67

SECTION 8.  EVENTS OF DEFAULT................................................ 67

SECTION 9.  The Administrative Agent......................................... 71
         9.1  Appointment.................................................... 71
         9.2  Delegation of Duties........................................... 71
         9.3  Exculpatory Provisions......................................... 72
         9.4  Reliance by Administrative Agent............................... 72
         9.5  Notice of Default.............................................. 72
         9.6  Non-Reliance on Administrative Agent, Other Lenders and CSI.... 73
         9.7  Indemnification................................................ 73
         9.8  Administrative Agent in Its Individual Capacity................ 74
         9.9  Successor Administrative Agent................................. 74
         9.10 The Co-Agents, Documentation Agent and Syndication Agent....... 74

SECTION 10.  MISCELLANEOUS................................................... 74
         10.1  Amendments and Waivers........................................ 74
         10.2  Notices....................................................... 76
         10.3  No Waiver; Cumulative Remedies................................ 79
         10.4  Survival of Representations, Warranties and Indemnities....... 79
         10.5  Payment of Expenses and Taxes................................. 79
         10.6  Successors and Assigns; Participants; Agency.................. 80
         10.7  Adjustments; Set-off.......................................... 83
         10.8  Enforceability; Usury......................................... 83
         10.9  Judgment...................................................... 84
         10.10 Counterparts.................................................. 85
         10.11 Governing Law; No Third Party Rights.......................... 85
         10.12 Headings...................................................... 85
         10.13 German Limitations on Liability............................... 85
         10.14 Submission To Jurisdiction; Waivers........................... 85
         10.15 Acknowledgements.............................................. 87
         10.16 WAIVERS OF JURY TRIAL......................................... 87
         10.17 Severability.................................................. 87

SCHEDULES

Schedule I Lenders; Revolving Credit Commitments; Commitment Percentages; Lender Addresses
Schedule I.2          Non-Guarantor Domestic Subsidiaries
Schedule 4.5          Litigation
Schedule 4.6          Certain Transactions
Schedule 4.8          Subsidiaries
Schedule 5.1(f)       Proceedings
Schedule 7.1(i)       Existing Liens and Encumbrances
Schedule 7.2(iii)     Existing Guarantees
Schedule 7.6(a)       Existing Indebtedness
Schedule 10.2         Notices


EXHIBITS

Exhibit A             Form of Assignment and Acceptance
Exhibit B             Form of Bid Loan Confirmation
Exhibit C             Form of Bid Loan Request
Exhibit D             Form of Bid Quote
Exhibit E             Form of Scotts Guarantee
Exhibit F             Form of Subsidiaries Guarantee
Exhibit G             Form of Swing Line Loan Participation Certificate
Exhibit H             Form of Revolving Credit Loan Promissory Note
Exhibit I             Form of Swing Line Loan Promissory Note
Exhibit J             Form of Bid Loan Promissory Note
Exhibit K             Form of U.S. Tax Compliance Certificate
Exhibit L             Form of Opinion of Vorys, Sater, Seymour & Pease LLP
Exhibit M             Form of Borrowing Certificate
Exhibit N             Form of Opinion of Counsel to Foreign Subsidiary Borrowers
Exhibit O             Form of Joinder Agreement

                  CREDIT AGREEMENT, dated as of February 26, 1998, by and among THE SCOTTS COMPANY, an Ohio corporation (the "Borrower" or "Scotts"), O.M. Scott International Investments Limited, Miracle Garden Care Limited, Scotts Holdings Limited, Hyponex Corporation, Scotts' Miracle-Gro Products, Inc., Scotts-Sierra Horticultural Products Company, Republic Tool & Manufacturing Corp. and the other subsidiaries of the Borrower who are also borrowers from time to time hereunder (the "Subsidiary Borrowers "), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), KEYBANK NATIONAL ASSOCIATION, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and UNION BANK OF CALIFORNIA, N.A., as co-agents (the "Co-Agents"),THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), CREDIT LYONNAIS CHICAGO BRANCH, as Documentation Agent (the "Documentation Agent"), and NBD BANK, as syndication agent (the "Syndication Agent").


                              W I T N E S S E T H :

                  SECTION 1.  DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of
         (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New

         York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans" shall mean the Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

                  "Affiliate" shall mean (a) any Person (other than a Subsidiary of the Borrower) which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower or (b) any Person who is a director or executive officer of the Borrower, any Subsidiary of the Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote 20% or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans (including, without limitation, Swing Line Loans) then outstanding, (b) the aggregate principal amount of all Bid Loans then outstanding and (c) the aggregate amount of all L/C Obligations then outstanding.

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" shall mean, with respect to each day for each Type of Loan, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:


                   Rating                   LIBOR
                  Category                Rate Loans                 ABR Loans
                  --------                ----------                 ---------

                  Level I                   .2000%                   .0000%
                  Level II                  .2500%                   .0000%
                  Level III                 .3000%                   .0000%

                 Level IV                  .4250%                   .0000%
                 Level V                   .5000%                   .0000%;

         provided, however, that the Applicable Margin shall be deemed to be .3000% in respect of LIBOR Rate Loans and .0000% in respect of ABR Loans for the period from and including the Effective Date to and excluding the first date thereafter on which a change in either Rating shall occur.

                  "Application" shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance, substantially in the form of Exhibit A hereto.

                  "Available Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the sum of (i) the Revolving Credit Loans made by such Lender (including, without limitation, such Lender's Commitment Percentage of the then outstanding Swing Line Loans) then outstanding, (ii) such Lender's Commitment Percentage of the then outstanding Bid Loans and (iii) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

                  "Bid Loan" shall mean each advance made to the Borrower pursuant to subsection 2.5.

                  "Bid Loan Confirmation" shall mean a bid loan confirmation, substantially in the form of Exhibit B, to be delivered by the Borrower to the Administrative Agent in accordance with subsection 2.5(b)(iv).

                  "Bid Loan Request" shall mean a bid loan request, substantially in the form of Exhibit C, to be delivered by the Borrower to the Administrative Agent in accordance with subsection 2.5(b)(i) in writing, by facsimile transmission, or by telephone immediately confirmed by facsimile transmission.

                  "Bid Note" shall have the meaning assigned to such term in subsection 2.6(e).

                  "Bid Quote" shall mean a bid quote substantially in the form of Exhibit D, to be delivered by a Lender to the Administrative Agent in accordance with subsection 2.5(b)(ii) in writing, by facsimile transmission, or by telephone immediately confirmed by facsimile transmission.

                  "Borrowing Date" shall mean, as to any Lender, any Business Day specified in a notice transmitted pursuant to subsection 2.2 or 2.3 as a date on which such Lender has been requested by the Borrower to make Loans hereunder.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of, a LIBOR Loan or a LIBOR Bid Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in deposits in the relevant currency in the London Interbank Market.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, and bankers acceptances, each with maturities of one year or less from the date of the acquisition thereof, of any Lender or any other commercial bank having capital and surplus in excess of $300,000,000, and (c) commercial paper of the Lenders or any of their affiliates or of a domestic issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.

                  "C/D Assessment Rate" shall mean, for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ' 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage" shall mean, for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Percentage" shall mean, as to any Lender at any time, the percentage set forth opposite such Lender's name on Schedule I hereto (or at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                  "Consolidated Interest Expense" shall mean, for any period of determination thereof, the interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period of determination thereof, net income of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, in respect of any Person at a particular date, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Contingent Obligation" shall mean as to any Person, the outstanding amount of letters of credit with respect to which such Person is the account party that have not been drawn upon and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Contractual Obligation" shall mean, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CSI" shall mean Chase Securities Inc.

                  "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollar Equivalent" shall mean, on any Business Day with respect to any amount denominated in any Optional Currency, the amount of Dollars that would be required to purchase the amount of such Optional Currency of such Revolving Credit Loan on the day two Business Days prior to such Business Day for settlement on such Business Day, based upon the spot selling rate at which Chase London offers to sell each for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated under the laws of the United States or any political subdivision thereof.

                  "Dow Jones Markets Page" shall mean the "British Bankers Assoc. Interest Settlement Rates Page" display designated at Page 3750 (or such other page on which any Optional Currency then appears) on the Dow Jones Markets Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits or deposits in any Optional Currency are offered by leading banks in the London (or, in the case of Sterling, Paris) interbank deposit market).

                  "EBITDA" shall mean without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Consolidated Net Income, (ii) provision for taxes based on income,
         (iii) depreciation expense, (iv) Consolidated Interest Expense, (v) amortization expense and (vi) other non-recurring, non-cash items reducing Consolidated Net Income (reduced by any non-recurring, non-cash items increasing Consolidated Net Income), all as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

                  "Effective Date" shall mean the date upon which all of the conditions precedent to the effectiveness of this Credit Agreement contained in subsection 5.1 are satisfied or waived by the Administrative Agent and each of the Lenders.

                  "Effective Interbank Rate" shall have the meaning specified in subsection 2.15(b).

                  "Eligible U.K. Bank" shall mean a Person that is both (i) a bank as defined in Section 840A of the United Kingdom Incorporation and Corporation Taxes Act 1988, and (ii) a Person within the charge to United Kingdom corporation tax (i.e., a United Kingdom resident company or a non-resident company which is carrying on a trade in the United Kingdom through a branch or agency to which the beneficial interest in interest accrued under Revolving Credit Loans made to the Borrower or a Subsidiary Borrower is attributable, when such Borrower or Subsidiary Borrower is resident for taxation purposes in the United Kingdom, pursuant to the last two sentences of subsection 2.1 hereof).

                  "Engagement Letter" shall mean the letter, dated November 12, 1997, from the Administrative Agent and CSI to the Borrower.

                  "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" shall mean any of the events specified in
         Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Lenders" shall mean those Lenders under the Existing Credit Agreement.

                  "Existing Credit Agreement" shall mean the Fourth Amended and Restated Credit Agreement dated as of March 17, 1995, as amended, among the Borrower, the subsidiary borrowers and the lenders, parties thereto, and Chase, as administrative agent.

                  "Extension of Credit" shall mean (i) all Loans or advances made to the Borrower and the Subsidiary Borrowers hereunder and (ii) all Letters of Credit issued for the account of the Borrower and the Subsidiary Borrowers and any unreimbursed drawings hereunder.

                  "Facility Fee Rate" shall mean, for each day during each calculation period, a rate per annum based on the Ratings in effect on such day, as set forth below:

                  Rating                                      Facility
                  Category                                    Fee Rate
                  --------                                    --------

                  Level I                                       .1000%
                  Level II                                      .1250%
                  Level III                                     .1500%
                  Level IV                                      .2000%
                  Level V                                       .3750%;

         provided, however, that the Facility Fee Rate shall be deemed to be .1500% for the period from and including the Effective Date to and excluding the first date thereafter on which a change in either Rating shall occur.

                  "Fixed Rate Bid Loan" shall mean any Bid Loan in Dollars made at a fixed rate (as opposed to a rate based upon the LIBOR Rate).

                  "Fixed Rate Bid Loan Request" shall mean any Bid Loan Request requesting the Lenders to offer to make Fixed Rate Bid Loans.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

                  "Foreign Subsidiary Borrower" shall mean any Foreign Subsidiary designated by the Borrower pursuant to subsection 10.1(b).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if any modifications in GAAP after the Effective Date change any calculation of any financial covenants under this Agreement, the Administrative Agent and the Lenders agree to amend this Agreement to the effect that each such financial covenant is no more restrictive than such covenant was prior to such modification in GAAP.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hedging Agreements" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and
         (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

                  "Hedging Lender" shall mean any Lender which from time to time enters into a Hedging Agreement with the Borrower.

                  "Indebtedness" shall mean, as to any Person, at a particular time, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (b) obligations of such Person under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (c) indebtedness of such Person arising under acceptance facilities, (d) indebtedness of such Person arising under unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person, (e) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Multi-employer Plan and (f) liabilities arising under Hedging Agreements of such Person.

                  "Insolvency" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
         Section 4245 of ERISA.

                  "Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or any LIBOR Loan is converted to such ABR Loan, (b) as to any LIBOR Loan or LIBOR Bid Loan in respect of which the Borrower has selected an Interest Period of one month or three months or any Fixed Rate Bid Loan having an Interest Period of 90 days or less, the last day of such Interest Period, (c) as to any LIBOR Loan or LIBOR Bid Loan in respect of which the Borrower has selected a longer Interest Period than the periods described in preceding clause (b), the 90th day of such Interest Period and the last day of such Interest Period and (d) as to any Fixed Rate Bid Loan in respect of which the Borrower has selected a longer Interest Period than the period described in preceding clause (b), the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period.

                  "Interest Period" shall mean (a) with respect to any LIBOR Loan, (i) initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three, four or six months thereafter, as selected by the Borrower, as the case may be, in its irrevocable written notice of borrowing as provided in subsection 2.2 or 2.3 or its written irrevocable notice of conversion as provided in subsection 2.11 and
         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable written notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Loan and (b) with respect to any Bid Loan, the period specified in the Bid Loan Confirmation with respect to such Bid Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period pertaining to a LIBOR Loan
                  or a LIBOR Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day;

                           (B) if the Borrower shall fail to give notice as
                  provided in clause (a)(ii) above, the Borrower shall be deemed to have requested conversion of the affected LIBOR Loan to an ABR Loan on the last day of the then current Interest Period with respect thereto;

                           (C) if any Interest Period pertaining to a Fixed Rate
                  Bid Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

                           (D) any Interest Period that would otherwise extend
                  beyond the Termination Date shall end on the Termination Date; and

                           (E) any Interest Period pertaining to a LIBOR Loan or
                  LIBOR Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Issuing Lender" shall mean, in respect of any Letter of Credit, Chase or, at the option of Chase, any Affiliate of Chase, in its capacity as the issuer of such Letter of Credit.

                  "L/C Commitment" shall mean the amount of $20,000,000.

                  "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.

                  "L/C Participants" shall mean the collective reference to all the Lenders other than the Issuing Lender.

                  "Lending Installation" shall mean, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender pursuant to subsection 2.23.

                  "Letter of Credit" shall mean any Standby L/C or Trade L/C.

                  "Level I, Level II, Level III, Level IV and Level V" shall mean the respective Ratings set forth below:

                   Rating
                  Category               S&P                    Moody's
                  --------               ---                    -------

                  Level I           greater than or          greater than or
                                    equal to BBB+            equal to Baa1

                  Level II          equal to BBB             equal to Baa2

                  Level III         equal to BBB-            equal to Baa3

                  Level IV          equal to BB+             equal to Ba1

                  Level V           equal to BB              equal to Ba2
                                    or lower                 or lower;

         provided, that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is one Rating lower than the higher of such Ratings, then the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is more than one Rating lower than the higher of such Ratings, then the Rating next lower from that of the higher of such Ratings shall be used to determine the applicable Rating Category for such day, (iii) if on any day the Rating of only one of the Rating Agencies is available, then such Rating Category shall be applicable for such day and (iv) if on any day a Rating is available from neither of the Rating Agencies, then Level V shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan in Dollars or any Optional Currency for any Interest Period therefor:

                  (a) the rate per annum (rounded to the nearest 1/16 of 1%) appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or (in the case of any LIBOR Loan in Dollars or any other Optional Currency) two Business Days prior to, the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest Period and in an amount of U.S.$1,000,000 or the Optional Currency Equivalent thereof; or

                  (b) if such rate does not appear on the Screen (or, if the Screen shall cease to be publicly available or if the information contained on the Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such LIBOR Base Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or (in the case of any LIBOR Loan in Dollars or any Optional Currency) two Business Days prior to, the first day of the Interest Period for such Loan for the offering by such Reference Lender to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such Reference Lender (or its relevant Applicable Lending Office, as the case may be) for such Interest Period.

                  "LIBOR Bid Loan" shall mean any Bid Loan made and/or being maintained at a rate of interest based upon the LIBOR Rate.

                  "LIBOR Bid Loan Request" shall mean any Bid Loan Request requesting the Lenders to offer to make LIBOR Bid Loans.

                  "LIBOR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable LIBOR Rate.

                  "LIBOR Rate" shall mean (a) with respect to a LIBOR Loan denominated in Dollars or any Optional Currency other than Sterling for each day during each Interest period pertaining thereto, the rate per annum equal to the LIBOR Base Rate or, to the extent such reserve requirements are generally applicable with respect to loans to the relevant Borrower, the quotient (rounded upward to the nearest 1/100 of 1%) of (A) the LIBOR Base Rate, divided by (B) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member of such System, (b) with respect to a LIBOR Loan denominated in Sterling for each day during each Interest Period pertaining thereto, the sum of the LIBOR Base Rate plus, to the extent generally applicable to loans to the relevant Borrower, the MLA Cost for such day, and (c) with respect to any Bid Loan requested pursuant to a LIBOR Bid Loan Request, the LIBOR Base Rate for such Bid Loan.


                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Loan" shall mean any Revolving Credit Loan, Swing Line Loan and/or Bid Loan, as the context shall require; collectively, the "Loans".

                  "Loan Documents" shall mean, collectively, this Agreement, any Notes, the Applications, the Letters of Credit, the Scotts Guarantee and the Subsidiaries Guarantee.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material term of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount" shall mean an amount payable by the Borrower or any of its Subsidiaries in excess of $10,000,000 (net of insurance) in the aggregate for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties, or any combination thereof.

                  "Material Subsidiary" shall mean at any time (a) any Subsidiary Borrower, (b) any Subsidiary of the Borrower created or acquired after the Effective Date which has a Total Capitalization of more than $20,000,000, (c) any Subsidiary of the Borrower with assets greater than or equal to 5% of all assets of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Consolidated Assets"), (d) any Subsidiary with revenues greater than or equal to 5% of the revenues of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Net Revenues") or
         (e) any Subsidiary designated in writing by the Borrower as a Material Subsidiary, which such designation shall be irrevocable; provided that if at any time (i) the aggregate Total Capitalization of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of the Total Capitalization of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP, (ii) the aggregate assets of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Consolidated Assets or (iii) the aggregate revenues of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Net Revenues, then, in any such case, the term Material Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of preceding clauses (i), (ii) or (iii) shall continue to be true. For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Material Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such respective percentages.

                  "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

                  "Miracle-Gro Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of January 26, 1995 among Miracle-Gro, the other Miracle-Gro Constituent Companies party thereto, the shareholders of the Miracle-Gro Constituent Companies party thereto, the Borrower and Merger Subsidiary (as defined in the Merger Agreement), the exhibits and schedules thereto, and the agreements and documents executed in connection therewith, copies of which have been delivered to the Agent and the Lenders prior to the date hereof.

                  "MLA Cost" shall mean:

                                    AB + C (B-E) + D(B-F)  percent per annum
                                    ---------------------
                                         100 - (A+D)

                           Where on the day of application of the formula:

                           A. is the percentage of eligible liabilities which such Reference Bank is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

                           B. is the percentage rate per annum at which Sterling deposits are offered by such Reference Bank, in accordance with its normal practice, for a period equal to (i) the Term (or, as the case may be, remainder of such Term) in respect of the relevant Advance or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 A.M. in a sum approximately equal to the amount of such Advance.

                           C. is the percentage of eligible liabilities which such Reference Bank is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with such money brokers and gilt edged market makers.

                           D. is the percentage of eligible liabilities which such Reference Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

                           E. is the percentage rate per annum at which members of the LDMA are offered Sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from such Reference Bank for such period as determined in accordance with B above at or about 11:00 A.M.

                           F. is the percentage rate per annum payable by the Bank of England to such Reference Bank on interest bearing special deposits.

                           G.       For the purposes of this definition
                                    "Eligible Liabilities" and "Special
                                    Deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

                           H. The percentages used in A,C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

                           I. In application of the above formula, A,B,C,D,E, and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 percent and B is 12 percent, AB will be calculated as 0.5 x 12 and not as 0.5 percent x 12 percent.

                           J. Calculations will be made on the basis of a 365 day year.

                           K. A negative result obtained from subtracting E from B or F from B shall be zero.

                           L. The arithmetic mean of the resulting figures for each Reference Bank shall be calculated and shall be rounded upwards, to the fourth decimal place.

                           M. Additional amounts calculated in accordance with this definition are payable on the last date of the Term to which they relate.

                           N. The determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                           O. The Administrative Agent may from time to time, after consultation with Scotts and the Banks, determine and notify to all the parties hereto any amendments or variation which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in Sterling (including, without limitation, any requirements relating to Sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean, when used in respect of any issuance of equity or subordinated notes, the aggregate cash proceeds received by the Borrower from such issuance (and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower in respect of any such issuance), less (without duplication) the reasonable fees and expenses (including legal fees, consulting fees, accounting fees and brokers' and underwriters' commissions paid to third parties which are not Affiliates or Subsidiaries of the Borrower or to the Borrower) incurred in connection with such issuance.

                  "Note" shall mean (i) any Revolving Credit Note, (ii) the Swing Line Note or (iii) any Bid Note, as the context shall require; collectively, the "Notes".

                  "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary Borrower to the Administrative Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Scotts Guarantee or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

                  "Optional Currency" shall mean Australian dollars, Canadian dollars, German Deutschemarks, Dutch Gilder, Italian Lira, Spanish Peseta, British Pounds Sterling ("Sterling"), French Francs, Belgian Francs and other readily available and freely tradeable currencies in the London currency market that are approved by the Administrative Agent.

                  "Optional Currency Equivalent" shall mean, on any Business Day with respect to any amount in Dollars, the amount of the relevant Optional Currency that could be purchased with such amount of Dollars using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent", as determined by the Administrative Agent.

                  "Participants" shall mean one or more banks or other entities to whom one or more Lenders have sold, in the ordinary course of business and in accordance with applicable law, participating interests in any Loan, Note, Revolving Credit Commitment or Term Loan Commitment or any other interest hereunder owing to such Lender.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Foreign Debt" shall have the meaning specified in subsection 7.6(d).

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties" shall have the meaning specified in subsection 4.15.

                  "Rating" shall mean the respective rating, actual or implied, of each of the Rating Agencies applicable to the long-term senior unsecured, or senior unsecured bank, non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time; provided, however, that if such a rating is not available from Moody's, the rating of Moody's hereunder shall be deemed to be the rating of Moody's immediately higher than the rating of Moody's applicable to the Subordinated Notes, as announced by Moody's from time to time.

                  "Rating Agencies" shall mean collectively, S&P and Moody's.

                  "Rating Category" shall mean each of Level I, Level II, Level III, Level IV and Level V.

                  "Reference Lender" shall mean Chase.

                  "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 2.3(b).

                  "Register" shall have the meaning specified in subsection 10.6(d).

                  "Reimbursement Obligation" shall mean the Borrower's obligation to reimburse the Administrative Agent on account of the Letters of Credit as provided in Section 3.

                  "Reorganization" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder (with respect to which the PBGC has not, by regulation, waived the 30-day notice requirement).

                  "Required Lenders" shall mean, at any time, Lenders, the Commitment Percentages of which aggregate in excess of 50%.

                  "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, as to any Person, the Chairman, President or an Executive, Senior or other Vice President (or, in the case of any Foreign Subsidiary, any analogous title) of such Person and, with respect to financial matters, the Chief Financial Officer, the Treasurer or the Controller (or, in the case of any Foreign Subsidiary, any analogous title) of such Person.

                  "Revolving Credit Commitment" shall mean, as to any Lender, the amount set forth opposite its name on Schedule I.B. hereto under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time in accordance with the provisions of subsection 2.8; collectively, as to all the Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Period" shall mean the period from and including the Effective Date to, but not including, the Termination Date or such earlier date as the Revolving Credit Commitments may terminate as provided herein.

                  "Revolving Credit Loan" shall mean any Loan made pursuant to subsection 2.1; collectively, the "Revolving Credit Loans".

                  "Revolving Credit Note" shall have the meaning assigned to such term in subsection 2.6(e).

                  "S&P" shall mean Standard & Poor's Rating Group.

                  "Scotts Guarantee" shall mean the Guarantee to be executed and delivered by Scotts, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Screen" shall mean, with respect to any currency, the relevant Dow Jones Markets Page on which appears the LIBOR Base Rate for deposits in such currency; provided that, if there is no such Dow Jones Markets Page, the relevant Reuters Screen Page will be substituted.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA but which is not a Multi-employer Plan.

                  "Standby L/C" and "Standby L/Cs" shall each have the meaning specified in subsection 3.1(a).

                  "Subordinated Debt" shall mean the Indebtedness of the Borrower pursuant to the Subordinated Note Indenture and the Subordinated Notes.

                  "Subordinated Note Indenture" shall mean the Indenture dated as of June 1, 1994 between the Borrower and Chemical Bank (now known as Chase) as Trustee, as supplemented by the First Supplemental Indenture dated as of July 12, 1994, the Second Supplemental Indenture dated as of September 20, 1994 and the Third Supplemental Indenture dated as of September 30, 1994, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Subordinated Notes" shall mean the subordinated notes of the Borrower issued in the aggregate principal amount of $100,000,000 pursuant to the Subordinated Note Indenture.

                  "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Borrowers" shall mean O.M. Scott International Investments Limited, Miracle Garden Care Limited, Scotts Holdings Limited, Hyponex Corporation, Scotts' Miracle-Gro Products, Inc., Scotts-Sierra Horticultural Products Company, Republic Tool & Manufacturing Corp. and all existing or future, domestic or foreign, Subsidiaries then designated by the Borrower pursuant to subsection 10.1(b).

                  "Subsidiary Guarantors" shall mean (a) each Domestic Subsidiary of the Borrower (other than as scheduled on Schedule I.2) and (b) each Subsidiary acquired or organized subsequent to the Effective Date, except, in the case of any Foreign Subsidiary, to the extent a guarantee by such Foreign Subsidiary would, in the reasonable judgment of the Borrower, have adverse tax consequences for the Borrower or the applicable Subsidiary or would be deemed an unlawful act of such Foreign Subsidiary, or of any of its officers or directors, under the laws of the applicable foreign jurisdiction.

                  "Subsidiaries Guarantee" shall mean the Subsidiaries Guarantee dated as of the date hereof, substantially in the form of Exhibit F hereto, as the same may be amended, modified or supplemented from time to time.

                  "Swing Line Commitment" shall mean the obligation of Chase, at any date, to make a Swing Line Loan pursuant to subsection 2.3(a) in the amount referred to therein.

                  "Swing Line Lender" shall mean Chase.

                  "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit G hereto.

                  "Swing Line Loans" shall have the meaning assigned to such term in subsection 2.3(a).

                  "Swing Line Note" shall have the meaning assigned to such term in subsection 2.6(e).

                  "Termination Date" shall mean February 26, 2003 upon which the Revolving Credit Commitments shall terminate as provided herein.

                  "Total Capitalization" shall mean, in respect of any Person at a particular date, the sum at such date of the Total Indebtedness of such Person and the Consolidated Net Worth of such Person.

                  "Total Indebtedness" shall mean, in respect of any Person at a particular date, the sum at such date of (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Trade L/C" shall have the meaning assigned to such term in subsection 3.1(a).

                  "Transfer Effective Date", with respect to any Assignment and Acceptance, shall have the meaning assigned to such term in such Assignment and Acceptance.

                  "Type" as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, in any of the other Loan Documents or in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein, in the Notes, in any of the other Loan Documents, or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms, to the extent not otherwise defined in subsection 1.1, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Revolving Credit Commitment. Subject to and upon the terms and conditions of this Agreement, each Lender severally (but not jointly) agrees to make Revolving Credit Loans to the Borrower and the Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Commitment; provided that, after giving effect to the making of such Revolving Credit Loans, the Aggregate Outstanding Extensions of Credit will not exceed the Revolving Credit Commitments and provided further that no Lender shall make any Revolving Credit Loan in Optional Currencies if, after giving effect to the making of such Revolving Credit Loan, (i) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than Sterling would exceed the Optional Currency Equivalent of $50,000,000 or (ii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $250,000,000. During the Revolving Credit Commitment Period the Borrower and the Subsidiary Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Borrower and Domestic Subsidiary Borrowers may make ABR Loan and LIBOR Loan borrowings in Dollars and may make LIBOR Loan borrowings in any Optional Currency under the Revolving Credit Facility. Foreign Subsidiary Borrowers may make LIBOR Loan borrowings in Dollars or in any Optional Currency under the Revolving Credit Facility. Any Revolving Credit Loan which is made to the Borrower or any Subsidiary Borrower, where the Borrower or such Subsidiary Borrower is a resident for taxation purposes in the United Kingdom (i) shall be made by an Eligible U.K. Bank and
(ii) any interest payable with respect thereto shall be beneficially owned by such Eligible U.K. Bank, unless such Lender is unable to comply. In such event, the Borrower or the relevant Subsidiary Borrower desiring to make a Revolving Credit Loan borrowing shall state in the notice requesting such advance that it is a resident of the United Kingdom for taxation purposes.

                  2.2 Procedure for Revolving Credit Borrowing. (a) The Borrower and the Subsidiary Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, subject to the limitation for Foreign Subsidiary Borrowers in subsection 2.1; provided that the Borrower or the relevant Subsidiary Borrower shall give the Administrative Agent irrevocable notice (1) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) on the requested Borrowing Date, in the case of ABR Loans, (2) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Dollars and (3) (which notice must be received by 11:00 A.M. London time) two Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Sterling and (4) (which notice must be received by the Administrative Agent prior to 11:00 A.M., London time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in an Optional Currency other than

Sterling, specifying (i) identity of the Borrower or Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be an ABR Loan (in the case of Revolving Credit Loans in Dollars) or a LIBOR Loan or a combination thereof, and
(iv) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and the length of the Interest Period for such LIBOR Loan. Each ABR borrowing by the Borrower or any Domestic Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Each LIBOR borrowing in Dollars by the Borrower or any Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each LIBOR borrowing in an Optional Currency by the Borrower or any Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof in the Optional Currency Equivalent thereof.

                  (b) Upon receipt of any notice from the Borrower or a Subsidiary Borrower pursuant to this subsection 2.2, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or such Subsidiary Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time (or in the case of any payment in an Optional Currency at the place and time specified by the Administrative Agent from time to time), on the Borrowing Date requested by the Borrower or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or such Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Swing Line Commitments. (a) Subject to the terms and conditions hereof, Chase agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower and any Subsidiary Borrower from time to time prior to the Termination Date in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding, provided that, after giving effect to the making of such Swing Line Loans, the Aggregate Outstanding Extensions of Credit will not exceed the Revolving Credit Commitments. Amounts borrowed by the Borrower or any Subsidiary Borrower under this subsection 2.3 may be repaid and, during the Revolving Credit Commitment Period, reborrowed. All Swing Line Loans shall be made in Dollars as ABR Loans. The Borrower shall give Chase irrevocable notice (which notice must be received by Chase prior to 1:00 P.M., New York City time) on the requested borrowing date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple thereof. The proceeds of each Swing Line Loan will be made available by Chase to the Borrower or the relevant Subsidiary Borrower by crediting the account of the Borrower or the relevant Subsidiary Borrower, as applicable, designated to Chase with such proceeds on the requested Borrowing Date.

                  (b) Chase, at any time and in its sole and absolute discretion, may, on behalf of the Borrower or any Subsidiary Borrower (which hereby irrevocably directs Chase to act on its behalf), request each Lender, including Chase, to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.3 shall apply), each Lender shall make the proceeds of its Revolving Credit Loan available to Chase for the account of Chase at the office of Chase prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (c) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 2.3, one of the events described in paragraph (f) of Section 8 shall have occurred, each Lender hereby agrees to and will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to Chase, in immediately available funds, the amount of its participation and, upon receipt thereof, Chase will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (d) Whenever, at any time after Chase has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan and Chase receives any payment on account thereof, Chase will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by Chase is required to be returned, such Lender will return to Chase any portion thereof previously distributed by Chase to it in like funds as such payment is required to be returned by Chase.

                  2.4 Participation. Each Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Chase, the Borrower, any Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary; (d) any breach of this Agreement by the Borrower, any Subsidiary Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 or to make any Refunded Swing Line Loans in respect of any Swing Line Loan which was made at any time following receipt by the Administrative Agent of a notice from any Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Lender will not purchase such participating interests or make Refunded Swing Line Loans with respect to Swing Line Loans made after the date of receipt of such notice, except to the extent that the Administrative Agent believes, reasonably and in good faith, that the facts and circumstances giving rise to such notice were no longer continuing at the time that such Swing Line Loan was made or at the time that such reimbursement is sought.

                  2.5 Bid Loans. (a) The Borrower or any Subsidiary Borrower may request one or more Lenders to make offers to make Bid Loans in Dollars or any Optional Currency from time to time on any Business Day during the period from the Closing Date until the date seven days prior to the Termination Date in the manner set forth in this subsection 2.5, provided that, after giving effect to the making of such Bid Loans, the Aggregate Outstanding Extensions of Credit will not exceed the aggregate amount of the Revolving Credit Commitments at such time and provided further, in the case of Bid Loans in Optional Currencies, (i) the Aggregate Outstanding Extensions of Credit in Optional Currencies excluding Sterling will not exceed the Optional Currency Equivalent of $50,000,000 and
(ii) the Aggregate Outstanding Extensions of Credit in Optional Currencies including Sterling will not exceed the Optional Currency Equivalent of $250,000,000. Each Lender may, but shall have no obligation to, make such offers, and the Borrower or any Subsidiary Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein.

                  (b) (i) The Borrower or any Subsidiary Borrower may request Bid Loans by delivering a Bid Loan Request to the Administrative Agent, (1) in the case of Bid Loan Requests in Dollars, not later than 10:00 A.M. (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR Bid Loan Request), and not later than 3:00 P.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Bid Loan Request), (2) in the case of LIBOR Bid Loan Requests in Optional Currencies, not later than 11:00 A.M. (London time) three Business Days prior to the proposed Borrowing Date (in the case of such Bid Loan Request other than for Bid Loans in Sterling) and (3) not later than 11:00 A.M. (London time) two Business Days prior to the proposed Borrowing Date (in the case of a Bid Loan Request in Sterling). Each Bid Loan Request shall solicit Bid Quotes for Bid Loans in a minimum aggregate principal amount of $5,000,000, or the Optional Currency Equivalent thereof, or an integral multiple of $1,000,000, or the Optional Currency Equivalent thereof, in excess thereof and for not more than four alternative maturity dates for such Bid Loans, none of which shall be earlier than seven days from the respective requested Borrowing Date or later than the earlier of (A) the date (1) 180 days from the respective requested Borrowing Date in the case of a Fixed Rate Bid Loan Request and (2) 6 months from the respective requested Borrowing Date in the case of a LIBOR Bid Loan Request and (B) the Termination Date. Bid Loan Requests may be submitted no more frequently than once during any period of three successive Business Days. The Administrative Agent shall promptly notify each Lender by facsimile transmission of the contents of each Bid Loan Request received by it.

                  (ii) In the case of a LIBOR Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Lender that elects, in its sole discretion, to do so, may irrevocably offer to make one or more Bid Loans at the LIBOR Rate plus or minus a margin for each such Bid Loan determined by such Lender in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Quote to the Administrative Agent, (1) in the case of a LIBOR Bid Loan Request in Dollars, before 9:30 A.M.

(New York City time) three Business Days before the proposed Borrowing Date, (2) in the case of a LIBOR Bid Loan Request in Optional Currencies (other than for Bid Loan Requests in Sterling), before 2:00 P.M. (London time) three Business Days before the proposed Borrowing Date or (3) in the case of a Bid Loan Request in Sterling, before 2:00 P.M. (London time) two Business Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date which such Lender would be willing to make (which amount may, subject to subsection 2.1, exceed such Lender's Revolving Credit Commitment) and the margin above or below the LIBOR Rate at which such Lender is willing to make each such Bid Loan; (1) in the case of a LIBOR Bid Loan Request in Dollars, the Administrative Agent shall advise the Borrower or the relevant Subsidiary Borrower before 10:00 A.M. (New York City time) three Business Days before the proposed Borrowing Date, (2) in the case of a LIBOR Bid Loan Request in Optional Currencies (other than for Bid Loan Requests in Sterling), the Administrative Agent shall advise the Borrower or the relevant Subsidiary Borrower before 2:30 P.M. (London time) three Business Days before the proposed Borrowing Date or (3) in the case of a LIBOR Bid Loan Request in Sterling, the Administrative Agent shall advise the Borrower or the relevant Subsidiary Borrower before 2:30 P.M. (London time) two Business Days prior to the proposed Borrowing Date, of the contents of each such Bid Quote received by it. If the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower or the relevant Subsidiary Borrower of the contents of its Bid Quote (1) in the case of LIBOR Bid Loan Requests in Dollars, before 9:45 A.M. (New York City time) three Business Days before the proposed Borrowing Date, (2) in the case of LIBOR Bid Loan Requests in Optional Currencies (other than for Bid Loan Requests in Sterling), before 1:45 P.M. (London time) three Business Days before the proposed Borrowing Date, or (3) in the case of LIBOR Bid Loan Requests in Sterling, before 1:45 P.M. (London time) two Business Days before the proposed Borrowing Date.

                    (iii) In the case of a Fixed Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Lender that elects, in its sole discretion, to do so, may irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Lender in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Quote to the Administrative Agent, before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date which such Lender would be willing to make (which amount may, subject to subsection 2.1, exceed such Lender's Revolving Credit Commitment) and the rate or rates of interest therefor; the Administrative Agent shall advise the Borrower or the relevant Subsidiary Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Quote received by it. If the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower or the relevant Subsidiary Borrower of the contents of its Bid Quote before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                     (iv) The Borrower or any Subsidiary Borrower shall (1) in the case of a LIBOR Bid Loan Request in Dollars, before 10:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date, (2) in the case of LIBOR Bid Loan Request in Optional Currency (other than for Bid Loan Requests in Sterling), before 3:00 P.M. (London time) three Business Days before the proposed Borrowing Date, (3) in the case of LIBOR Bid Loan Requests in Sterling, before 3:00 P.M. (London time) two Business Days before the proposed Borrowing Date and (4) before 10:30 A.M. (New York City time) on the proposed Borrowing Date in the case of a Fixed Rate Bid Loan Request either, in its absolute discretion:

                  (A) cancel such Bid Loan Request by giving the Administrative Agent telephone notice to that effect, or

                  (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice (immediately confirmed by execution and facsimile transmission of a Bid Loan Confirmation) to the Administrative Agent of the amount of Bid Loans to be made by each Lender (which amount shall be equal to or less than the maximum amount requested to be made, but in each event an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the Optional Currency equivalent in the case of LIBOR Bid Loans in Optional Currency, notified to the Borrower or the relevant Subsidiary Borrower by the Administrative Agent on behalf of such Lender for such Bid Loans pursuant to clause (ii) or clause (iii) above, as the case may be), provided that the Borrower or the relevant Subsidiary Borrower may not accept offers for Bid Loans in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request.

                  (v) If the Borrower or the relevant Subsidiary Borrower notifies the Administrative Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) above, the Administrative Agent shall give prompt telephone notice thereof to the Lenders, and the Bid Loans requested thereby shall not be made.

                  (vi) If the Borrower or a Subsidiary Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (iv)(B) above, the Administrative Agent shall as promptly as practicable following receipt of the Borrower's or relevant Subsidiary Borrower's acceptance, three Business Days before the proposed Borrowing Date in the case of a LIBOR Bid Loan Request and on the proposed Borrowing Date in the case of a Fixed Rate Bid Loan Request, notify each Lender which has made such an offer of (A) the aggregate amount of such Bid Loans to be made on such Borrowing Date for each maturity date and (B) the acceptance or rejection of any offers to make such Bid Loans made by such Lender. Each Lender which is to make a Bid Loan shall, (1) in the case of a Bid Loan in Dollars, before 12:00 Noon (New York City time) and (2) in the case of a Bid Loan in an Optional Currency, before 12:00 Noon (London time), on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of such Lender's Bid Loans, in immediately available funds. The Administrative Agent will make such funds available to the Borrower or the relevant Subsidiary Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address.

                  (c) Within the limits and on the conditions set forth in this subsection 2.5, the Borrower or any Subsidiary Borrower may from time to time borrow under this subsection 2.5, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.5.

                  (d) The Borrower or the relevant Subsidiary Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Bid Loan on the maturity date of each Bid Loan (such maturity date being that specified by the Borrower or the relevant Subsidiary Borrower for repayment of such Bid Loan in the related Bid Loan Request) or such earlier date on which the Bid Loans become due and payable pursuant to Section 8 the then unpaid principal amount of such Bid Loan. The Borrower and each Subsidiary Borrower shall not have the right to prepay any principal amount of any Bid Loan without the prior written consent of the applicable Lender then making such Bid Loan.

                  (e) The Borrower or the relevant Subsidiary Borrower shall pay interest on the unpaid principal amount of each Bid Loan from the date of such Bid Loan to the stated maturity date thereof, at the rate of interest for such Bid Loan determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the Interest Payment Date specified by the Borrower or the relevant Subsidiary Borrower for such Bid Loan in the related Bid Loan Request.

                  2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8),
(ii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 8) and (iii) the then unpaid principal amount of the Bid Loans pursuant to subsection 2.5(d). Each of the Subsidiary Borrowers hereby unconditionally promises to pay to the Agent for the account of such Lender the then unpaid principal amount of each Revolving Credit Loan, Bid Loan and Swing Line Loan of such Lender to such Subsidiary Borrower on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8). Each of the Borrower and the Subsidiary Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding to the Borrower or such Subsidiary Borrower, as applicable, from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Subsidiary Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or a Subsidiary Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or such Subsidiary Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and each Subsidiary Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or such Subsidiary Borrower to repay (with applicable interest) the Loans made to such Borrower or such Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) Each of the Borrower and the Subsidiary Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrower or any Subsidiary Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower or any Subsidiary Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) in the case of the Swing Line Lender, a promissory note of the Borrower or the relevant Subsidiary Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit I, with appropriate insertions as to date and principal amount (the "Swing Line Note") and/or (iii) in the case of Bid Loans, a promissory note of the Borrower or the relevant Subsidiary Borrower evidencing the Bid Loans of such Lender, substantially in the form of Exhibit J, with appropriate insertions as to date, type and principal amount (the "Bid Note").

                  2.7 Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee in Dollars for the period from and including the Effective Date to the Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and
(b) the average daily amount of the Revolving Credit Commitment of such Lender (regardless of usage) during the period for which such Facility Fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date. Such payments shall commence on March 31, 1998, and such first payments shall be for the period from the Effective Date through March 31, 1998. The Borrower also agrees to pay to the Administrative Agent the fees described in the Engagement Letter.

                  2.8 Termination or Reduction of Revolving Credit Commitments.
(a) Optional. The Borrower shall have the right, upon not less than five Business Days' written notice to the Administrative Agent to terminate the Revolving Credit Commitments or, from time to time, reduce the amount of the Revolving Credit Commitments, provided that (i) any such reduction shall be accompanied by prepayment of the Loans made hereunder, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the amount of the Aggregate Outstanding Extensions of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, (ii) any such termination of the Revolving Credit Commitments shall be accompanied by (A) prepayment in full of the Loans then outstanding hereunder, (B) cash collateralization of all L/C Obligations then outstanding in accordance with the provisions of subsection 2.10, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Letters of Credit) and (iii) any termination of the Revolving Credit Commitments while LIBOR Loans are outstanding under the Revolving Credit Commitments and any reduction of the aggregate amount of the Revolving Credit Commitments that reduces the amount of the Revolving Credit Commitments below the principal amount of the LIBOR Loans then outstanding under the Revolving Credit Commitments may be made only on the last day of the respective Interest Periods for such LIBOR Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

                  (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Termination Date and all Loans shall be repaid and to the extent any Letter of Credit remains outstanding after the Termination Date, the Borrower shall cash collateralize such L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.10.

                  2.9 Prepayments. (a) Optional. The Borrower or any Subsidiary Borrower may, (i) at any time and from time to time prepay the ABR Loans made to it hereunder, and (ii) on the last day of the Interest Period with respect thereto, prepay any LIBOR Loans made to it hereunder, in each case in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent in the case of LIBOR Loans and two Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Borrower or the relevant Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or in the case of a LIBOR borrowing in an Optional Currency, the Dollar Equivalent thereof), provided that unless a LIBOR Loan is prepaid in full, no prepayment shall be made in respect of LIBOR Loans if, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in Dollars outstanding with respect to which a common Interest Period has been selected shall be less than $1,000,000 or, in the case of LIBOR Loans in Optional Currency, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in Optional Currency outstanding with respect to which a common Interest Period has been selected shall be less than $2,500,000 or the Optional Currency Equivalent thereof. The Borrower and the Subsidiary Borrowers shall not have the right to prepay any principal amount of any Bid Loan without the prior written consent of the applicable Lender then making such Bid Loan.

                  (b) Mandatory. The Borrower, without notice or demand, shall immediately prepay the Loans, or cause the Loans to be prepaid by the Subsidiary Borrowers, to the extent, if any, that the Aggregate Outstanding Extensions of Credit exceed the Revolving Credit Commitments then in effect, together with accrued interest to the date of such prepayment on the amount so prepaid, provided that if the Aggregate Outstanding Extensions of Credit exceed the Revolving Credit Commitments solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans in Optional Currencies, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.22.

                  2.10 Cash Collateralization of Letters of Credit. To the extent that at any time and from time to time, the L/C Obligations exceed the amount of the L/C Commitments or the Revolving Credit Commitments (whether pursuant to subsections 2.8, 2.9 or otherwise), the Borrower shall cash collateralize (in a manner reasonably satisfactory to the Administrative Agent) such portion of the L/C Obligations (and the fees thereon through the stated expiration date of the Letters of Credit giving rise to such L/C Obligations) which is in excess of the L/C Commitments or Revolving Credit Commitments, as applicable.

                  2.11 Conversion Options. (a) The Borrower or any Subsidiary Borrower may elect from time to time to convert LIBOR Loans in Dollars to ABR Loans, and may elect from time to time to convert ABR Loans to LIBOR Loans in Dollars or an Optional Currency, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election to convert (which date shall be a Business Day and in the case of any conversion of any LIBOR Loans to ABR Loans, the last day of an Interest Period therefor), the amount and type of conversion and, in the case of any conversion of ABR Loans to LIBOR Loans, the Interest Period selected with respect thereto; provided, however, that (i) the Foreign Subsidiary Borrowers may not elect to convert LIBOR Loans in Dollars to ABR Loans, (ii) ABR Loans may not be converted to LIBOR Loans when any Default or Event of Default has occurred and is continuing and (iii) Swing Line Loans may not, at any time, be converted to LIBOR Loans. All or any part of outstanding LIBOR Loans or ABR Loans may be converted as provided herein, provided that partial conversions of LIBOR Loans to ABR Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof and partial conversions of ABR Loans to LIBOR Loans with respect to which a common Interest Period has been selected shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $2,500,000 in excess thereof, and provided, further, that in the case of a partial conversion of LIBOR Loans to ABR Loans, after giving effect to such conversion, the aggregate principal amount of the LIBOR Loans outstanding with respect to which a common Interest Period has been selected shall be not less than $5,000,000.

                  (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period by compliance by the Borrower or the Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no LIBOR Loan in Dollars may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an ABR Loan on the last day of the last Interest Period for which a LIBOR Rate was determined by the Administrative Agent on or prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default.

                  (c) No conversion or continuation of any Loans shall be made pursuant to this subsection 2.11 if, after giving effect to such conversion or continuation, (i) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than

Sterling would exceed the Optional Currency Equivalent of $50,000,000 or (ii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $250,000,000.

                  2.12 Interest Rate and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% or (B) in the case of amounts in Dollars, if higher, the rate described in paragraph (b) of this subsection 2.12 plus 2%, or in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

                  (d) Each Bid Loan shall bear interest as provided in subsection 2.5.

                  (e) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.12(c) shall be payable upon demand.

                  2.13 Computation of Interest and Fees. (a) Facility fees and interest in respect of the ABR Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. Interest in respect of the letter of credit commissions shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower, the Subsidiary Borrowers and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR shall become effective.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Subsidiary Borrowers absent manifest error.

                  (c) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed (subject, in the case of any LIBOR Loan in an Optional Currency, to any market convention for a different basis); and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the LIBOR Reserve Requirements, the MLA Costs, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of such change in interest rate.

                  (d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrower, the Subsidiary Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or a Subsidiary Borrower or any Lender, deliver to the Borrower or a Subsidiary Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.12, excluding any LIBOR Base rate which is based upon the British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

                  2.14 Inability to Determine Interest Rate. In the event that the Reference Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower and the Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to subsection 2.12(a) for any Interest Period with respect to (a) a proposed Loan that has been requested be made as a LIBOR Loan or LIBOR Bid Loan, (b) a LIBOR Loan that will result from the requested conversion of an ABR Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one Business Day prior to, as the case may be, the requested Borrowing Date for such LIBOR Loan, the conversion date of such ABR Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan in Dollars shall be made as an ABR Loan and any requested LIBOR Bid Loan shall be made as a Fixed Rate Bid Loan based upon the ABR, (ii) any ABR Loan that was to have been converted to a LIBOR Loan shall be continued as an ABR Loan, (iii) any outstanding LIBOR Loan in Dollars shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan in any Optional Currency. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans in Dollars shall be made nor shall the Borrower have the right to convert an ABR Loan to a LIBOR Loan. Such notice shall be withdrawn by the Administrative Agent when the Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBOR Rate.

                  2.15 Pro Rata Treatment and Payments. (a) Each borrowing from the Lenders hereunder, each payment on account of any facility fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds (or in the case of any payment in an Optional Currency, in the relevant Optional Currency and at the place and time specified by the Administrative Agent from time to time). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of the amount payable hereunder. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the relevant Subsidiary Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate (or, in the case of any borrowing in an Optional Currency, the customary rate as selected by the Administrative Agent for the settlement of obligations between banks) during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall notify the Borrower or the relevant Subsidiary Borrower of such failure and on the fourth Business Day following such Borrowing Date, the Borrower or such Subsidiary Borrower shall pay to the Administrative Agent such ratable portion, together with interest thereon for each day that the Borrower or such Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.15(b) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                  (c) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  2.16 Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain LIBOR Loans or LIBOR Bid Loans as contemplated by this Agreement, (a) such Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the Borrower or the relevant subsidiary Borrower (which notice shall be withdrawn by such Lender when such Lender shall reasonably determine that it shall no longer be illegal for such Lender to make or maintain LIBOR Loans or LIBOR Bid Loans or to convert ABR Loans to LIBOR Loans), (b) the commitment of such Lender hereunder to make LIBOR Loans or to convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (c) such Lender's Loans then outstanding as LIBOR Loans or LIBOR Bid Loans, if any, shall be, in the case of Loans in Dollars, converted automatically to ABR Loans based upon the ABR on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law and in the case of Loans in any Optional Currency, shall be prepaid on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law. The Borrower and each Subsidiary Borrower hereby agrees promptly to pay the Administrative Agent for the account of each Lender, upon demand by the Administrative Agent, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this subsection 2.16, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them in order to make or maintain their LIBOR Loans or LIBOR Bid Loans hereunder (the Administrative Agent's notice of such costs, as certified to the Borrower or such Subsidiary Borrower, to be conclusive, absent manifest error).

                  2.17 Requirements of Law. (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                         (i) shall subject such Lender to any tax of any kind, whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, any Loan or any LIBOR Loans made by it or its obligation to make LIBOR Loans, or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (other than withholding tax imposed by the United States of America and other than any other tax of any kind whatsoever that is measured with respect to the overall net income of such Lender or of a lending office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such

         Lender is organized or has its principal office (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction in which such Lender is managed and controlled (or any political subdivision or taxing authority thereof or therein) or by the jurisdiction in which such Lender has its LIBOR lending office (or any political subdivision or taxing authority thereof or therein)), or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate hereunder or the interest rate applicable to any Bid Loan hereunder, or

                  (iii) shall impose on such Lender or the eurocurrency market any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (which increase in cost shall be the result of such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining LIBOR Loans or Bid Loans or issuing or participating in Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower or the relevant Subsidiary Borrower shall, upon notice to it from such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.17(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable which such Lender deems to be material as determined in good faith by such Lender with respect to this Agreement or the Loans made hereunder, provided that, in any such case, the Borrower or the relevant Subsidiary Borrower (if otherwise not prohibited hereunder) may elect to convert the LIBOR Loans in Dollars made hereunder to ABR Loans by giving such Lender and the Administrative Agent at least one Business Day's prior irrevocable notice of such election in which case the Borrower or relevant Subsidiary Borrower shall promptly pay the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any loss or expense incurred by such Lender in liquidating or re-employing the deposits from which the funds were obtained by such Lender for the purpose of making and/or maintaining such LIBOR Loans, together with any amount due under this subsection 2.17(a) in respect of the period prior to such conversion. If such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower or the relevant Subsidiary Borrower of the event by reason of which it has become so entitled.

                  (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.17(b) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Lender to the Borrower or a Subsidiary Borrower shall be conclusive absent manifest error.

                  2.18 Indemnity. The Borrower and each Subsidiary Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower or such Subsidiary Borrower in payment of the principal amount of or interest on any LIBOR Loans or Bid Loan, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by them in order to maintain their LIBOR Loans hereunder, (b) default by the Borrower or such Subsidiary Borrower in making a LIBOR Loan or conversion after the Borrower or such Subsidiary Borrower has given a notice in accordance with subsection 2.2 or 2.11, (c) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a notice in accordance with subsection 2.5 (so long as the Borrower shall have accepted a Bid Loan offered in connection with any such notice), (d) default by the Borrower or such Subsidiary Borrower in making any prepayment of a LIBOR Loan after the Borrower or such Subsidiary Borrower has given a notice in accordance with subsection 2.8, and (e) the making of any payment or conversion of LIBOR Loans, LIBOR Bid Loans or Fixed Rate Bid Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain their LIBOR Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes. The obligations of indemnity of each of the respective Subsidiary Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the Borrower or the other Subsidiary Borrower.

                  2.19 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower or any Subsidiary Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower and/or such Subsidiary Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof, as the case may be, or the jurisdiction in which the applicable Foreign Subsidiary Borrower is incorporated or organized if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower or any Subsidiary Borrower, as promptly as possible thereafter the applicable Borrower or Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or such Subsidiary Borrower showing payment thereof. If the Borrower or any Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower or Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) (1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X) (i) on or before the date of any payment by the Borrower or any Subsidiary Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower or the relevant Subsidiary Borrower, and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower or the relevant Subsidiary Borrower, and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or such subsidiary Borrower subsidiary Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower, Subsidiary Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of each of the Borrower, the Subsidiary Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower or any Subsidiary Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit K (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of each of the Borrower, the Subsidiary Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause
         (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request; and

         (2) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized shall, upon request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender; unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  2.20 European Monetary Union. The Borrower and the Subsidiary Borrowers agree, at the request of the Required Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders shall specify in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

                  2.21 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower and the Subsidiary Borrowers (i) for the repayment in full of the revolving credit loans and term loans under the Existing Credit Agreement and the payment in full of any and all other amounts owing to the Existing Lenders under the Existing Credit Agreement, (ii) for the issuance of Letters of Credit, (iii) for working capital and other general corporate purposes of the Borrower and its Subsidiaries, (iv) for acquisitions in accordance with the terms and provisions of subsection 7.3(c).

                  2.22 Controls on Prepayment if Aggregate Outstanding Extensions of Credit Exceeds Aggregate Revolving Credit Commitments. (a) The Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Loans by both the Borrower and the Subsidiary Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in (i) the aggregate outstanding Extensions of Credit with respect to all of the Lenders being in excess of the aggregate Revolving Credit Commitments then in effect,
(ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling with respect to all the Lenders being in excess of the Optional Currency Equivalent of $50,000,000 or (iii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling with respect to all the Lenders being in excess of the Optional Currency Equivalent of $250,000,000 and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, (x) the aggregate outstanding Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders exceeds the aggregate Revolving Credit Commitments then in effect, (y) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $50,000,000 or (z) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $250,000,000. In the event that at any time the Borrower determines that (i) the aggregate outstanding Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders exceeds the aggregate Revolving Credit Commitments then in effect, (ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $50,000,000 or (iii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $250,000,000, in each case, by more than 5%, the Borrower will promptly notify the Administrative Agent.

                  (b) The Administrative Agent will calculate the aggregate outstanding Revolving Credit (including any portion made in any Optional Currency) with respect to all of the Lenders from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Lender in respect of outstanding Swing Line Loans and from the Issuing Lender in respect of outstanding L/C Obligations.

                  (c) In the event that on any date the Administrative Agent calculates that (i) the aggregate outstanding Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders (including the Swing Line Lender) exceeds the aggregate Revolving Credit Commitments then in effect, (ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $50,000,000 or
(iii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $250,000,000, in each case, by more than 5%, the Administrative Agent will give notice to such effect to the Borrower and the Lenders. Within five Business Days of receipt of any such notice, the Borrower will, as soon as practicable but in any event within five Business Days of receipt of such notice, first, make such repayments or prepayments of Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations then outstanding and, third, cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent as shall be necessary to cause (x) the aggregate outstanding Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders (including the Swing Line Lender) to no longer exceed the aggregate Revolving Credit Commitments then in effect, (y) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling with respect to all the Lenders to no longer exceed the Optional Currency Equivalent of $50,000,000 and/or (z) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling with respect to all the Lenders to no longer exceed the Optional Currency Equivalent of $250,000,000. If any such repayment or prepayment of a LIBOR Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lenders such amounts, if any, as may be required pursuant to subsection 2.18.

                  2.23 Lending Installations. Subject to subsection 2.1, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with subsection 10.2, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

                     SECTION 3. LETTER OF CREDIT FACILITIES

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstanding Extensions of Credit would exceed the Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars or any Optional Currency; provided (A) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than Sterling would exceed the Optional Currency Equivalent of $50,000,000 and (B) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $250,000,000, (ii) be either (x) a standby letter of credit (a "Standby L/C") issued to support obligations of the Borrower or any Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the Borrower and the Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Trade L/C") and (iii) expire no later than five days before the Termination Date.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall at no time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) Notwithstanding anything to the contrary contained herein, each Letter of Credit outstanding under the Existing Credit Agreement on the date hereof shall be deemed to be issued and outstanding under this Agreement.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower or any Subsidiary Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than four Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower or any relevant Subsidiary Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower, to the Administrative Agent and to any relevant Subsidiary Borrower promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower or the relevant Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants, a letter of credit commission in Dollars with respect to each Trade L/C issued by the Issuing Lender (i) in an amount equal to the Dollar Equivalent of 1/4 of 1% of the face amount of each such Letter of Credit which is payable upon presentation of sight drafts (plus such Issuance Fees as have been agreed upon by the Borrower and the Issuing Bank) and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate equal to the Applicable Margin in respect of LIBOR Rate Loans and (B) the Dollar Equivalent of the aggregate amount available to be drawn under each Letter of Credit in respect of which a draft is to be accepted by the Issuing Lender pending payment thereon at a later date (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

                  (b) The Borrower or the relevant Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants, a letter of credit commission in Dollars with respect to each Standby L/C issued by the Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of LIBOR Rate Loans in effect on the date on which such commission is calculated and (ii) the Dollar Equivalent of the aggregate amount available to be drawn under such Standby L/C on the date on which such commission is calculated. The Borrower or the relevant Subsidiary Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, such Issuance Fees as have been agreed upon by the Borrower or the relevant Subsidiary Borrower and the Issuing Bank. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

                  (c) In addition to the foregoing fees and commissions, the Borrower or the relevant Subsidiary Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

                  (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 3.3.

                  3.4 L/C Participation. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower or the relevant Subsidiary Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower, the relevant Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower or the relevant Subsidiary Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower or the relevant Subsidiary Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8, the Borrower or the relevant Subsidiary Borrower agrees to reimburse the Issuing Lender for the amount equal to the then maximum liability (whether direct or contingent) of the Issuing Lender and the L/C Participants under each Letter of Credit. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in any Optional Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the Borrower or any relevant Subsidiary Borrower of such notice, upon notice by the Issuing Lender to the Borrower or the relevant Subsidiary Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the spot rate of exchange on such date) and in immediately available funds, on the date on which the Borrower or any relevant Subsidiary Borrower (on behalf of itself or such Subsidiary Borrower, as the case may be) receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. Any conversion by the Issuing Lender of any payment to be made by the Borrower or any Subsidiary Borrower in respect of any Letter of Credit denominated in any Optional Currency into Dollars in accordance with this subsection 3.5 shall be conclusive and binding upon such Borrower or such relevant Subsidiary Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, the Issuing Lender shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion.

                  3.6 Obligations Absolute. The Borrower's and any relevant Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any relevant Subsidiary Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's or such relevant Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower, any relevant Subsidiary Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or relevant Subsidiary Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower and any relevant Subsidiary Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower or any relevant Subsidiary Borrower and shall not result in any liability of the Issuing Lender to the Borrower or any relevant Subsidiary Borrower.

                  3.7 Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Issuing Lender or participated in by the Lenders or (ii) impose on any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or any Lender of issuing or maintaining such Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Issuing Lender or such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events hereinabove described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by the Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the Borrower shall immediately pay to such Issuing Lender or such Lender, as the case may be, from time to time as specified by the Administrative Agent or such Lender, additional amounts which shall be sufficient to compensate such Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or such Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Issuing Lender or such Lender to the Borrower, shall be conclusive, absent manifest error.

                  3.8 Letter of Credit Payments. If any draft in Dollars or any Optional Currency shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount of the Dollars or the

Optional Currency thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.9 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  3.10 Purpose of the Letters of Credit. The Letters of Credit shall be used for any lawful purposes requested by the Borrower or any Subsidiary Borrower.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

                  4.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, L.L.P., copies of which have heretofore been delivered to each of the Lenders, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in Schedule
4.1. Since September 30, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.2 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it leases and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of any jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification, except where the failure to so qualify would not, in any instance or in the aggregate, reasonably be expected to have a

Material Adverse Effect and (d) is in compliance with all material Requirements of Law applicable to it or its business.

                  4.3 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and to borrow hereunder (in the case of the Borrower and any Subsidiary Borrower) and has taken all corporate action necessary to be taken by it to authorize such actions. No consent, waiver or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required to be made or obtained by the Borrower or its Subsidiaries in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents to which it is a party. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower and such Subsidiary, enforceable against the Borrower and such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof do not violate any usury law applicable to the Borrower or any Subsidiary Borrower or any other Requirement of Law or Contractual Obligation of the Borrower or any of its Material Subsidiaries and do not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

                  4.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby except as set forth on
Schedule 4.5 or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.6 Federal Regulations. No part of the proceeds of any Loans will be used for (i) any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, and if deemed necessary in the reasonable judgment of the Administrative Agent or its counsel, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U of said Board or (ii) except as set forth on
Schedule 4.6, purchasing any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

                  4.7 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Federal or State statute or regulation which limits its ability to incur indebtedness.

                  4.8 Subsidiaries. The Subsidiaries listed on Schedule 4.8 constitute all of the Subsidiaries of the Borrower in existence on the date hereof.

                  4.9 Disclosure. No representations or warranties made by, or information supplied by, the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or in any other document furnished to the Lenders from time to time in connection herewith or therewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Loan Documents or as otherwise disclosed in writing to the Lenders, there is no fact known to the Borrower or any of its Subsidiaries which has, or which would reasonably be expected to have, in the Borrower's or such Subsidiary's reasonable judgment, a Material Adverse Effect.

                  4.10 Schedules. Each of the Schedules to this Agreement contains true, complete and correct information in all material respects.

                  4.11 ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in Section 8 hereof) or Reportable Event has occurred and has not been cured since July 1, 1974 with respect to any Single Employer Plan. The present value of all benefits vested under all Single Employer Plans maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date, which in the case of any one such Plan was not earlier than September 30, 1991, exceed the value of the assets of such Plan allocable to such vested benefits. The liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Plans as of the valuation date most closely preceding the date hereof is not in excess of $3,000,000. The Borrower does not currently participate in any Multi-employer Plans.

                  4.12 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, where such default would reasonably be expected to have a Material Adverse Effect.

                  4.13 Title to Real Property, Etc. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid and subsisting leasehold interest in, all its real property and good title to all its other property, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except (a) as permitted by subsection 7.1 of this Agreement and (b) Liens granted to the Administrative Agent and the Lenders pursuant to the Existing Credit Agreement.

                  4.14 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except where the failure to file such returns or pay such taxes and/or assessments would not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.15 Environmental Matters. To the best knowledge of the Borrower, each of the representations and warranties set forth in paragraphs (a) through (f) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise to all such failures to be so true and correct would not reasonably be expected by the Borrower to result in the payment of a Material Environmental
Amount:

                  (a) The Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or
         (ii) could reasonably give rise to liability under, Environmental Laws except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (b) The Properties and all operations have been in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law which, in the aggregate with all other contaminations and violations, would materially interfere with the continued operation of the Properties or the business of the Borrower and its Subsidiaries, in each case taken as a whole or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which would reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably give rise to liability under, any applicable Environmental Laws except insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Borrower or any of its Subsidiaries except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Borrower or any of its Subsidiaries, in violation of or in amounts or in a manner that would reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  4.16 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure of which to own or license would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the Borrower does not know of any valid basis for any such claim, except for such claims which have previously been disclosed to the Lenders and would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.


                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Effectiveness of this Agreement. This Agreement shall become effective on the date upon which the conditions set forth in this Section 5 shall have been satisfied (the "Effective Date") and the obligation of each Lender to make its initial Loan and of the Issuing Lender to issue any Letter of Credit requested to be issued by it hereunder is subject to the satisfaction or waiver by the Administrative Agent and each of the Lenders of the following conditions precedent on or prior to the Effective Date:

                  (a) Execution of Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower and each of the Subsidiary Borrowers party to this Agreement as of the Effective Date, with a counterpart for each Lender.

                  (b) Subsidiaries Guarantee. The Administrative Agent shall have received the Subsidiaries Guarantee, duly executed and delivered by a duly authorized officer of each Subsidiary Guarantor.

                  (c) Scotts Guarantee. The Administrative Agent shall have received the Scotts Guarantee, duly executed and delivered by a duly authorized officer of The Scotts Company.

                  (d) Legal Opinion of Counsel to the Borrower and the Subsidiary Borrowers. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, special counsel to the Borrower, dated the Effective Date and addressed to the Administrative Agent and the Lenders substantially in the form of Exhibit L. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, or such other counsel reasonably satisfactory to the Administrative Agent, as counsel to each domestic Subsidiary Borrower, dated the Effective Date and addressed to the Administrative Agent and the Lenders. The Administrative Agent and each Lender shall have received an executed legal opinion of such counsel reasonably satisfactory to the Administrative Agent, as counsel to each Foreign Subsidiary Borrower, dated the Effective Date and addressed to the Administrative Agent and the Lenders substantially in the form required by subsection 5.3. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Lenders may reasonably require in form and substance satisfactory to the Administrative Agent.

                  (e) Corporate Proceedings of the Borrower and its Subsidiaries. The Administrative Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each of the Borrower and each of its Subsidiaries executing any Loan Document authorizing on or within 30 days prior to the Effective Date
         (i) the execution, delivery and performance of each of the Loan Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the borrowings herein provided for, all certified by the Secretary or the Assistant Secretary of the Borrower or such Subsidiary, as the case may be. Each such certificate shall (A) state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate, (B) specify the names and titles of the officers of the Borrower or such Subsidiary, as the case may be, authorized to sign the Loan Documents to which it is a party and (C) contain specimens of the signatures of such officers.

                  (f) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby except as set forth in Schedule 5.1(f) or (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

                  (g) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents to be delivered on or before the Effective Date, and the Borrower and its Material Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Material Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

                  (h) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to this Agreement or any other Loan Document to which it is a party and the representations of the Borrower and its Subsidiaries which are contained in any certificate, document or financial or other statement furnished pursuant hereto or thereto on or before the Effective Date shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date both before and after giving effect to the making of the Loans hereunder.

                  (i) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder after giving effect to the making of any Extension of Credit hereunder.

                  (j) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Effective Date, substantially in the form of Exhibit M hereto, with appropriate insertions, executed by a duly authorized Responsible Officer of the Borrower.

                  (k) Fees; Interest Accrued on Existing Notes. The Administrative Agent shall have received for its account or on behalf of the Lenders or the Existing Lenders, as the case may be, all fees and any other amounts payable on the Effective Date pursuant to the Engagement Letter, this Agreement or the Existing Credit Agreement, including, but not limited to, the interest accrued but unpaid on the loans under the Existing Credit Agreement to (but not including) the Effective Date and amounts payable pursuant to subsection 2.18 of the Existing Credit Agreement.

                  (l) Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, documentation concerning the status of all labor, tax, employee benefit and health and safety matters involving the Borrower and its Subsidiaries shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                  (m) Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements, tax sharing agreements, employment agreements, management compensation arrangements, financing arrangements and other material contracts, and such agreements or arrangements shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                  5.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Loan (other than any Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) or of the Issuing Lender to issue, increase or extend any Letter of Credit requested to be issued, increased or extended by it hereunder on any date (including, without limitation, the Effective Date) is subject to the satisfaction of the following conditions precedent as of such date:

                  (a) Representations and Warranties. The representations and warranties made by the Borrower or any of its Subsidiaries in the Loan Documents to which it is a party and any representations and warranties made by the Borrower or any of its Subsidiaries which are contained in any certificate, document or financial or other statement furnished at any time pursuant hereto or thereto shall be true and correct in all material respects on and as of the date thereof as if made on and as of such date unless stated to relate to a specific earlier date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

                  (c) Bid Loan Confirmation. With respect to any Bid Loan, a Bid Loan Confirmation shall have been delivered in accordance with subsection 2.5(b)(iv).

                  (d) Subsidiary Borrower Borrowing. With respect to any borrowing made by any Subsidiary Borrower, a certificate of the Borrower to the effect that such borrowing will not give rise to an Event of Default under the Subordinated Note Indenture and dated as of the date of such borrowing shall have been delivered to the Administrative Agent.

                  Each borrowing by the Borrower under this Agreement, each conversion of any Loan pursuant to subsection 2.11 of this Agreement and each issuance, increase or extension of any Letter of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing, conversion or issuance, increase or extension that the conditions contained in the foregoing paragraphs (a) and (b) of this subsection 5.2 have been satisfied.

                  5.3 Additional Conditions Applicable to Foreign Subsidiary Borrowers. The agreement of each Lender to make any Extension of Credit requested to be made by it to any Foreign Subsidiary Borrower on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan, if requested to be made to any Foreign Subsidiary Borrower) is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in subsections 5.1 (in the case of the initial Extension of Credit) and 5.2, the following conditions precedent: (a) in the case of the making of any Extension of Credit to any Foreign Subsidiary Borrower for the first time, the delivery to the Administrative Agent, with a copy for each Lender, of the executed legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders, as to the matters set forth in Exhibit N and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

                  (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement and any Note, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower.

                  (ii) No Immunities, etc. Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.

                       (iii) No Recordation Necessary. This Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                        (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable).

                  Each borrowing by, and Letter of Credit issued for the account of, any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 5.3 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall, and in the case of the agreements set forth in subsections 6.3, 6.4, 6.5, 6.6, and 6.11, shall cause each of its Material Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of consolidated income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided that the consolidated statements shall be certified without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than forty-five days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited statements of consolidated income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in subparagraph (b), such financial statements need not contain footnotes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein, except as otherwise disclosed in the notes thereto.

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants certifying such financial statements (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) showing in detail the calculations supporting such statement in respect of subsections 6.8, 6.9, 7.4 and 7.5;

                  (b) concurrently with the delivery of the financial statements referred to above, a certificate from the auditing accountants (for the year-end statements) or a Responsible Officer of the Borrower (for all statements) stating that, to the best of such officer's knowledge, the Borrower and each of its Material Subsidiaries during such period has observed or performed in all material respects all of its material covenants and other agreements, and satisfied every condition contained in this Agreement, any Notes and the Subsidiaries Guarantee to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and showing in detail the calculations supporting such statement in respect of subsections 6.8, 6.9, 7.4, and 7.5.;

                  (c) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b) above, a written discussion and analysis (in a form and detail substantially similar to that contained in the Form 10-K or Form 10-Q filed by the Borrower with the Securities and Exchange Commission for the period covered by such financial statements) by the Borrower with respect to the period covered by such financial statements;

                  (d) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower or any of its Subsidiaries sends to its shareholders and promptly after the same are filed and received, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, and copies of all material notices the Borrower or any such Subsidiary receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

                  (e) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and

                  (f) promptly, on reasonable notice to the Borrower, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except, without prejudice to the effectiveness of paragraph (e) of Section 8 hereof for any Indebtedness or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except for trade accounts payable incurred in the ordinary course of business which are paid in accordance with normal industry practice.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and, except as may be permitted under subsection 7.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, contracts, copyrights, patents, trademarks, tradenames and franchises necessary or desirable in the normal conduct of its business; and comply with all of its Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property, Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, reasonable information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at the Borrower's expense, at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender (and, in the case of clauses (a), (b) and (c), in any event within five Business Days after learning thereof):

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Material Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) (A) in which the amount of liability asserted against the Borrower and its Subsidiaries is $5,000,000 or more and not covered by insurance and (B) which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) in which injunctive or similar relief is sought and which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multi-employer Plan, the Reorganization or Insolvency (as each such term is defined in

         ERISA) of the Plan and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or a Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

                  (e) of any event, act or omission which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to subsections (a) through (e) of this subsection 6.7 shall be accompanied by a statement of the Chief Executive Officer or Chief Financial Officer or other Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this subsection 6.7, the Borrower shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

                  6.8 Interest Coverage. Maintain the ratio of (a) EBITDA as of the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter ended March 31, 1998) for the preceding twelve months to (b) the sum of
(i) Consolidated Interest Expense as of the end of such fiscal quarter for the preceding twelve months and (ii) the amount accrued by the Borrower or any of its Subsidiaries in respect of any series of preferred stock of the Borrower or such Subsidiary (provided that such amount has not been paid in a prior period) as of the end of such fiscal quarter for the preceding twelve months at not less than 3.25 for fiscal year 1998 and 3.50 for fiscal year 1999 and thereafter. For purposes of this subsection 6.8, any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of, any Person or of any line of business of any Person shall be determined on a pro forma basis, including (x) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition and (y) in Consolidated Interest Expense and in the amount of preferred stock accruals an annualization of the actual interest expense or preferred stock accruals relating to such acquisition for the portion of such twelve-month period since the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily interest expense or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date).

                  6.9 Maintenance of Leverage Ratio. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the ratio of Total Indebtedness of the Borrower to Total Capitalization of the Borrower at not greater than the ratio set forth opposite each such date:

                             Date                                         Ratio
                             ----                                         -----

                  March 31, 1998                                           65%
                  June 30, 1998                                            65%
                  September 30, 1998                                       55%
                  December 31, 1998                                        55%
                  March 31, 1999                                           65%
                  June 30, 1999                                            65%
                  September 30, 1999                                       55%
                  December 31, 1999                                        55%
                  March 31, 2000                                           65%
                  June 30, 2000                                            65%
                  September 30, 2000                                       55%
                  December 31, 2000                                        55%
                  March 31, 2001                                           65%
                  June 30, 2001                                            65%
                  September 30, 2001                                       55%
                  December 31, 2001                                        55%
                  March 31, 2002                                           65%
                  June 30, 2002                                            65%
                  September 30, 2002                                       55%
                  December 31, 2002                                        55%

                  6.10 New Subsidiaries. (a) Upon the creation or acquisition of a Subsidiary by the Borrower or any of its Subsidiaries, and upon the written request of the Administrative Agent, cause such Subsidiary to become a Subsidiary Guarantor; except to the extent any such non-domestic guarantee would have adverse tax consequences for the Borrower or the applicable Subsidiary or would be deemed an unlawful act of such Subsidiary, or of any of its officers or directors under the laws of the applicable foreign jurisdiction.

                  6.11 Environmental, Health and Safety Matters. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that any such failure to so comply could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the amount or validity thereof is currently being contested in good faith by appropriate proceedings and (to the extent required by GAAP) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any of its Subsidiaries or any of their respective Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.


                  SECTION 7.  NEGATIVE COVENANTS

                  The Borrower hereby agrees that, from the Effective Date and so long as the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens securing Indebtedness in an aggregate amount not exceeding $40,000,000 at any time outstanding in respect of capitalized lease obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

                  (b) Liens on assets of a Foreign Subsidiary which is not a Subsidiary Guarantor or a Subsidiary Borrower to secure Permitted Foreign Debt of such Foreign Subsidiary provided that such Permitted Foreign Debt is not guaranteed by Scotts;

                  (c) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory and other obligations required by law, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and other Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (h) Liens resulting from judgments of any court or governmental proceeding, provided such Liens in the aggregate do not constitute an Event of Default under Section 8(h);

                  (i) Liens in existence on the Effective Date and reflected in the financial statements of the Borrower for the fiscal year ended September 30, 1997 or described in Schedule 7.1(i);

                  (j) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures located on premises leased in the ordinary course of business, provided that the rental payments secured thereby are not yet due;

                  (k) Liens contemplated under Section 1009(v) of the Subordinated Note Indenture.

                  7.2 Limitation on Contingent Obligations. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for (i) the guarantees contemplated by the Scotts Guarantee and the Subsidiaries Guarantee,
(ii) a guarantee by Scotts of Permitted Foreign Debt of any Foreign Subsidiary provided that such Permitted Foreign Debt is not secured by any Liens, (iii) guarantees in existence on the Effective Date as described in Schedule 7.2(iii), and (iv) Contingent Obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

                  7.3 Limitation on Fundamental Changes. Except as permitted or contemplated by this Agreement or any other Loan Document, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in the method by which it conducts business, except that:

                  (a) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower or any wholly owned Subsidiary of the Borrower (provided that in the case of each such merger or consolidation, the Borrower or such wholly owned Subsidiary, as the case may be, shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may be liquidated, wound up or dissolved into, or all or substantially all, or such lesser amount thereof as the Borrower shall determine, of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to, (i) the Borrower or any wholly owned Subsidiary of the Borrower (provided that such wholly owned Subsidiary shall be a Subsidiary Guarantor) or (ii) to any other Person in compliance with subsection 7.9;

                  (c) the Borrower or any Subsidiary of the Borrower may acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person (including, without limitation, any Affiliate of the Borrower), in the same or similar line of business as the Borrower or such Subsidiary, as the case may be (provided that (i) the aggregate cash consideration (including the amount of any debt incurred or assumed by the Borrower or such Subsidiary in respect thereof) and the aggregate consideration attributable to one or more equity issuances of the Borrower and paid or payable by the Borrower and its Subsidiaries for all such acquisitions since the Effective Date (but excluding, to the extent completed after the Effective Date, the acquisitions of Levington Group Limited and EarthGro, Inc.) shall not exceed $225,000,000 and (ii) at the time of and immediately after giving effect to any such acquisition, no Default or Event of Default shall have occurred and be continuing).

                  7.4 Limitation on Capital Expenditures. Directly or indirectly (by way of the acquisition of the securities of a Person or otherwise) make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations or replacements and maintenance which are payable from the proceeds of insurance received by the Borrower or any of its Subsidiaries) by the expenditure of cash or the incurrence of Indebtedness, except for the purchase or other acquisition in any fiscal year of any such asset the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such fiscal year, does not exceed $50,000,000; provided that (i) if such $50,000,000 is not so utilized during any fiscal year (commencing with the fiscal year ending September 30, 1999), the unutilized amount for such fiscal year may be utilized in the next succeeding fiscal year, but not in any subsequent fiscal year and (ii) Capital Expenditures unutilized during the fiscal year ending on September 30, 1998 up to the amount of $25,000,000 may be utilized during the fiscal year of the Borrower beginning October 1, 1998 but not in any subsequent fiscal year.

                  7.5 Limitation on Acquisitions, Investments, Loans and Advances. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, notes, debentures or other securities of any Person, or make any other investment in any Person, except:

                  (a) investments in Cash Equivalents;

                  (b) loans and advances to officers and directors of the Borrower or any of its Subsidiaries (or employees thereof or manufacturers' representatives provided such loans and advances are approved by an officer of the Borrower) for travel, entertainment and relocation expenses in the ordinary course of business which do not exceed at any time outstanding an aggregate amount in excess of $5,000,000;

                  (c) loans and advances to and investments in Subsidiaries, provided that (i) such loans, advances and investments in the aggregate by the Borrower and the Subsidiary Guarantors to any Foreign Subsidiary which is not a Subsidiary Guarantor or a Foreign Subsidiary Borrower shall not exceed $10,000,000 at any time outstanding (after giving effect to returns on investments since the Effective Date) and (ii) the loans, advances and investments in the aggregate by the Borrower and the Subsidiary Guarantors to all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $50,000,000 at any time outstanding (after giving effect to returns on investments since the Effective Date);

                  (d) investments in notes and other securities received in the settlement of overdue debts and accounts payable in the ordinary course of business and for amounts which, individually or in the aggregate, are not material to the Borrower and its Subsidiaries taken as a whole;

                  (e)  as otherwise provided pursuant to subsection 7.4; and

                  (f) insofar as not otherwise permitted pursuant to preceding clauses (a) through (f), loans to or investments in Affiliates in an aggregate amount not in excess of $10,000,000.

                  7.6 Limitation on Foreign Subsidiary Indebtedness. In the case of any Foreign Subsidiary which is not a Subsidiary Guarantor or a Foreign Subsidiary Borrower, create, incur, assume or suffer to exist any Indebtedness except:

                  (a) Indebtedness in existence on the Effective Date and listed on Schedule 7.6(a) (and any extensions, renewals or replacements of such Indebtedness so long as the principal amount of such Indebtedness is not increased);

                  (b) Indebtedness under Hedging Agreements entered into with any Hedging

         Lender in the ordinary course of business;

                  (c) Indebtedness contemplated by subsection 7.5(c); and

                  (d) other indebtedness, provided that (i) the aggregate principal amount of all such Indebtedness of any Foreign Subsidiary which is not a Subsidiary Guarantor or a Foreign Subsidiary Borrower shall not exceed $10,000,000 at any one time outstanding and (ii) the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $50,000,000 at any one time outstanding (any Indebtedness incurred pursuant to this subsection 7.6(d), "Permitted Foreign Debt").

                  7.7 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower which is not a Subsidiary Guarantor to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) pay dividends or make any other distributions from a Foreign Subsidiary which is not a Subsidiary Guarantor or a Subsidiary Borrower except in agreements governing Permitted Foreign Debt, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to such Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  7.8 Transactions with Affiliates and Officers. Except for transactions associated with the relocation expenses of officers of the Borrower in the ordinary course of business, (a) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any executive officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any executive officer or director thereof, except any transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (except as otherwise made pursuant to subsection 7.5) or any director or executive officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing or (c) pay any fees (other than reasonable directors' fees or expenses) or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any executive officer or director thereof; provided that, nothing contained in this subsection
7.8 shall be deemed to prohibit the transactions contemplated by the Miracle-Gro Merger Agreement, including, without limitation, the payment of dividends on, or the redemption of, the Borrower's Class A Convertible Preferred Stock in the exercise of any right of first refusal by the Borrower pursuant to the terms of the Miracle-Gro Merger Agreement.

                  7.9 Limitation on Sale of Assets. Except as permitted or contemplated by this Agreement or any other Loan Document, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn out property or property (including inventory) disposed of in the ordinary course of business), whether now owned or hereafter acquired, except that the Borrower or any of its Subsidiaries may sell, lease, assign, transfer or otherwise dispose of (a) assets in a single transaction or series of related transactions, provided that the fair market value of all such assets shall not exceed $100,000,000 and (b) other assets provided that (i) the fair market value of all such other assets disposed of in any fiscal year shall not exceed $25,000,000 in the aggregate (which amount shall be inclusive of amounts in respect of transactions pursuant to subsection 7.3(b)(ii), but exclusive of transactions permitted under 7.10), (ii) if such $25,000,000 is not so utilized during any fiscal year (commencing with the fiscal year ending September 30, 1999), the unutilized amount for such fiscal year may be utilized in the succeeding fiscal year, but not in any subsequent fiscal year and (iii) up to $12,500,000 of the unutilized amount for the fiscal year ending on September 30, 1998 may be utilized for the fiscal year beginning October 1, 1998, but not in any subsequent fiscal year.

                  7.10 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any such Subsidiary, except with respect to any such transactions which in any fiscal year shall not have an aggregate fair market value in excess of $10,000,000.

                  7.11 Fiscal Year. Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than September 30.


                  SECTION 8.  EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events:

                  (a) Payments. The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation within two days after any such amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder, within five days after any such interest, fee or amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or

                  (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in any of the Loan Documents to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Certain Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in subsection 2.9(b), subsections 6.8 and 6.9; or

                  (d) Other Covenants. The Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement (i) contained in subsections 7.3, 7.4, 7.9 or 7.10 and such default shall continue unremedied for a period of 10 days or (ii) contained in this Agreement or in any other Loan Document not referred to in preceding clause (i) or Section 8(c) and such default shall continue unremedied for a period of 30 days; or

                  (e) Cross-Default. The Borrower or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, the aggregate principal amount of which exceeds $5,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or (iii) any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (f) Commencement of Bankruptcy or Reorganization Proceedings.
         (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                  (h) Material Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Change in Control. (i) Any Person (other than one or more of the Miracle-Gro, Inc. Shareholders and their Permitted Transferees (as such terms are defined in the

         Miracle-Gro Merger Agreement)) shall at any time own, directly or indirectly, shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (ii) one or more of the Miracle-Gro, Inc. Shareholders or their Permitted Transferees shall at any time own, directly or indirectly, shares representing more than 44% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (iii) a "Change of Control" as defined in Section 1008 of the Subordinated Note Indenture (as in effect on the Effective
         Date), shall occur;

                  (j) Effectiveness of the Subsidiaries Guarantee. The Subsidiaries Guarantee shall cease for any reason (other than pursuant to the terms and conditions of this Agreement or the other Loan Documents) to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing; or

                  (k) Effectiveness of the Scotts Guarantee. The Scotts Guarantee shall cease for any reason (other than pursuant to the terms and conditions of this Agreement or the other Loan Documents) to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing;

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above, automatically the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment shall immediately terminate and the Bid Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement shall immediately become due and payable, and (b) if such event is any other Event of Default and is continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment to be terminated forthwith, whereupon the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Bid Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Any amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after all Obligations under the Loan Documents have been paid in full.

                  With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower or the relevant Subsidiary Borrower, as the case may be, shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower or such Subsidiary Borrower, as the case may be, hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower or such Subsidiary Borrower, as the case may be, hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or such Subsidiary Borrower, as the case may be.

                  Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 9.  The Administrative Agent

                  9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Chase Bank as the Administrative Agent of such Lender under this Agreement and the Subsidiaries Guarantee, and each such Lender hereby irrevocably authorizes Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the Subsidiaries Guarantee and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the Subsidiaries Guarantee, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Subsidiaries Guarantee, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Subsidiaries Guarantee or otherwise exist against the Administrative Agent.

                  (b) Any proceeds received by the Administrative Agent pursuant to the terms of the Subsidiaries Guarantee shall be applied first to the payment in full of the Obligations and then, after all the Obligations have been paid in full and the Revolving Credit Commitments have been terminated, second to the payment of all obligations of the Borrower or any of its Subsidiaries to any Hedging Lender under any Hedging Agreement provided by such Hedging Lender. Each Hedging Lender agrees that (i) if at any time it shall receive any proceeds pursuant to the terms of the Subsidiaries Guarantee (other than through application by the Administrative Agent in accordance with this subsection 9.1(b)), it shall promptly turn the same over to the Administrative Agent for application in accordance with the provisions hereof and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Hedging Lender any preference or priority against the other Lenders with respect to such proceeds.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint CSI as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CSI) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the Subsidiaries Guarantee (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the Subsidiaries Guarantee or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the Subsidiaries Guarantee or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Notes or the Subsidiaries Guarantee or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor CSI shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Subsidiaries Guarantee, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. Each of the Administrative Agent and CSI shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent and CSI may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee that such assignee is bound hereby as it would have been had it been an original Lender party hereto, in each case in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Subsidiaries Guarantee unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Administrative Agent and the Issuing Bank shall not be required to give any notice to any Person other than the Borrower or the applicable

Subsidiary Borrower that an automatic extension of a Letter of Credit shall not be effective, unless the Required Lenders otherwise direct.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent, Other Lenders and CSI. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CSI) has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and CSI that it has, independently and without reliance upon the Administrative Agent or any other Lender or CSI, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, CSI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or the Subsidiaries Guarantee, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and CSI in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit Commitments in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably according to the respective amounts of their Revolving Credit Commitments immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or CSI in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or CSI under or in connection with any of the foregoing; provided that no Lender shall be liable for any payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Administrative Agent's or CSI' gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the approval of the Borrower, which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  9.10 The Co-Agents, Documentation Agent and Syndication Agent. The Co-Agents, the Documentation Agent and the Syndication Agent do not assume any responsibility or obligation under this Agreement or any of the other Loan Documents or any duties as agents for the Lenders. The titles "Co-Agent", "Documentation Agent" and "Syndication Agent" imply no fiduciary responsibility on the part of either of the Co-Agents, the Documentation Agent or the Syndication Agent to any Person and the use of such title does not impose on either of the Co-Agents, the Documentation Agent or the Syndication Agent any duties or obligations under this Agreement or any of the other Loan Documents.

                  SECTION 10.  MISCELLANEOUS

                  10.1 Amendments and Waivers. (a) The Administrative Agent and the Borrower may, from time to time, with the written consent of the Required Lenders, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement, the Subsidiaries Guarantee or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder, and, with the consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders, may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the final maturity of any Loan or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or change the amount or terms of any Lender's Revolving Credit Commitment, or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any Subsidiary Borrower of any of its rights and obligations under this Agreement, or release the Scotts Guarantee or all or substantially all of the guarantee obligations under the Subsidiaries Guarantee, in each case without the written consent of each Lender affected thereby, (b) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (c) amend, modify or waive the provisions of any Letters of Credit or Reimbursement Obligation, without the written consent of the Borrower and the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lenders and all future holders of the Loans. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. It is agreed that any amendment, modification or waiver increasing any of the Optional Currency limits set forth in the first sentence of subsection
2.1 requires the consent of (x) the Required Lenders including (y) each Lender which is to participate in the Revolving Credit Loans in Optional Currency in excess of such amount as in effect on the date hereof (it being understood that to the extent that not all of the Lenders consent to so participate, such amendment, modification or waiver may contain provisions permitting Revolving Credit Loans to be made on a non pro rata basis among the Lenders in a manner recommended by the Administrative Agent to permit effective utilization by the Borrower and the Subsidiary Borrowers of all the Revolving Credit Commitments).

                  (b) This Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

                  (i) This Agreement will be amended to add Subsidiaries as additional Subsidiary Borrowers upon (x) execution and delivery by the Borrower, such additional Subsidiary Borrowers and the Administrative Agent, of a Joinder Agreement, substantially in the form of Exhibit O (a "Joinder Agreement"), providing for such Subsidiaries to become Subsidiary Borrowers, (y) agreement and acknowledgement by The Scotts Company and such additional Subsidiaries that the Scotts Guarantee covers the obligations of such additional Subsidiaries and (z) delivery to the Administrative Agent of
         (1) corporate resolutions, other corporate documents, certificates and legal opinions in respect of such additional Subsidiary Borrowers substantially equivalent to comparable documents delivered on the Effective Date in respect of the Subsidiary Borrowers party to this Agreement on the Effective Date and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                  (ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower, cash collateralization of all L/C Obligations in respect of Letters of Credit issued for the account of such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents.

                  10.2 Notices. Subject to the provisions of subsection 2.2(a), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and each of the Subsidiary Borrowers and the Administrative Agent, and as set forth in Schedule 10.2 in the case of the Lenders, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower:                         The Scotts Company
                                      14111 Scottslawn Road
                                      Marysville, Ohio 43041
                                      Attn.:  Ms. Rebecca Bruening
                                      Telephone:  (937) 644-7290
                                      Telecopy:  (937) 644-7184

                                               With a copy sent to:
                                               Vorys, Sater, Seymour and
                                                        Pease LLP
                                               52 East Gay Street
                                               Columbus, Ohio 43216-1008
                                               Attn: Thomas O. Ruby, Esq. and
                                               John B. Weimer, Esq.
                                               Telephone:  (614) 464-5698
                                               Telecopy:  (614) 464-6350

O.M. Scott International

Investments Limited:                      The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Miracle Garden Care Limited:              The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Scotts Holdings Limited:                  The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Hyponex Corporation:                      The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Scotts' Miracle-Gro
Products, Inc.:                           The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Scotts-Sierra Horticultural
Products Company:                         The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.
                                                   Telephone:  (937) 644-7450
                                                   Telecopy:  (937) 644-7568

Republic Tool & Manufacturing Corp:       The Scotts Company
                                          14111 Scottslawn Road
                                          Marysville, Ohio 43041
                                          Attn.:  Ms. Rebecca Bruening
                                          Telephone:  (937) 644-7290
                                          Telecopy:  (937) 644-7184

                                                   With a copy sent to:
                                                   Address: same as above
                                                   Attn: G. Robert Lucas, Esq.

                                                  Telephone:  (937) 644-7450
                                                  Telecopy:  (937) 644-7568

The Administrative Agent:                The Chase Manhattan Bank
                                         10 S. LaSalle St., 23rd Fl.
                                         Chicago, IL 60603
                                         Attn.: Deborah Welles
                                         Telephone:  (312) 807-4088
                                         Telecopy:  (312) 807-4077

                                                  With a copy sent to:
                                                  Chase Manhattan International
                                                           Limited
                                                  9 Thomas More Street
                                                  London, England E1 9YT
                                                  Attn: Stephen Clarke
                                                  Telecopy: 44-171-777-2360/2085

CSI:                                     Chase Securities Incorporated
                                         270 Park Avenue, 8th Fl.
                                         New York, New York 10017
                                         Attention: Loan and Agencies
                                                    Group/Rose Clinton
                                         Telecopy: (212) 552-5662

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations, Warranties and Indemnities. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. The obligation of the Borrower to make payments or to provide indemnities as provided for in this Agreement shall survive payment in full of the Loans, expiration of all Letters of Credit and termination of the Revolving Credit Commitments and this Agreement.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Scotts Guarantee, the Subsidiaries Guarantee and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Scotts Guarantee, the Subsidiaries Guarantee and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, (c) to pay, indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Scotts Guarantee, the Subsidiaries Guarantee and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Scotts Guarantee, the Subsidiaries Guarantee and any such other documents; provided, however, that with respect to subparagraphs (c) and (d), the Borrower shall not be liable for the payment of any losses, costs, penalties, judgments, suits, liabilities, damages, penalties, actions, expenses or disbursements resulting solely from the gross negligence or wilful misconduct of any such Lender. The agreements in this subsection shall survive repayment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participants; Agency. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Reimbursement Obligation with respect to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided however that any sale of a participating interest in any Revolving Credit Loan (i) which is made to any Subsidiary Borrower which is resident for taxation purposes in the United Kingdom or (ii) which is attributable to a branch or an agency of any Subsidiary Borrower which branch or agency is carrying on a trade in the United Kingdom to which the interest in question is attributable (x) shall be made by an Eligible U.K. Bank and (y) any interest payable in respect of such advance shall be beneficially owned by such Eligible U.K. Bank or another Person within the charge of United Kingdom corporation tax. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and such Lender shall remain the holder of any such Loan or Swing Line Participation Certificate for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interests were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 2.19 as if it were a Lender; provided, that, no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof and, with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under subsection 8(a) or 8(f), the Borrower (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions (including, without limitation, "prime rate" funds, insurance companies and other institutions which purchase performing bank loans in the ordinary course of business) ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that any sale by any Lender of all or any part of its Revolving Credit Commitment and/or Loans need not be made ratably in accordance with the respective amounts of such Revolving Credit Commitment or Loans, if any, held by such Lender immediately prior to such sale. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment and/or Loans as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages and amounts of affected Revolving Credit Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Anything in this subsection 10.6(c) to the contrary notwithstanding, (i) no transfer to any Lender party to this Agreement on the Effective Date (an "Original Lender") shall require any consent of the Administrative Agent or the Borrower, (ii) except as provided in preceding clause (i), no transfer to a Purchasing Lender shall be made pursuant to this subsection 10.6(c) if such transfer is in respect of less than $10,000,000 in the aggregate of the Revolving Credit Commitment of such transferor Lender, (iii) no transfer to a Purchasing Lender of less than all of the transferor Lender's Revolving Credit Commitment shall be made pursuant to this subsection 10.6(c) if such transfer shall reduce the transferor Lender's Revolving Credit Commitment to less than $10,000,000 and (iv) the consent of the Borrower shall not be required, and, unless requested by the Purchasing Lender and/or the transferor Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount and types of Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender together with payment to the Administrative Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,000 for each Purchasing Lender listed in such Assignment and Acceptance, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 8, or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan or the Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off, appropriate and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount held by or owing from such Lender to or for the credit or the account of the Borrower at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Enforceability; Usury. In no event shall any provision of this Agreement or any other instrument evidencing or securing the indebtedness of the Borrower or any Subsidiary Borrower hereunder ever obligate the Borrower or any of the Subsidiary Borrowers to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower or any of the Subsidiary Borrowers to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other indebtedness hereunder, would be held to constitute the payment by the Borrower or such Subsidiary Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

                  Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower or such Subsidiary Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower or such Subsidiary Borrower hereunder, then the Lenders shall refund to the Borrower or such Subsidiary Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder, neither the Borrower nor any of the Subsidiary Borrowers shall be required to pay any unearned interest on such indebtedness or any portion thereof, and shall be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                  10.9 Judgment. The obligations of the Borrower or any Subsidiary Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party or such holder is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower or such Subsidiary Borrower, as the case may be, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

                  10.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties hereto shall be delivered to the Borrower and the Administrative Agent.

                  10.11 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                  10.12 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                  10.13 German Limitations on Liability. Notwithstanding anything to the contrary contained herein or in any other Loan Document:

                  (a) the obligations hereunder with respect to each Subsidiary Borrower which is a gesellschaft mit beschrankter Haftung organized under the laws of the Federal Republic of Germany (each, a "German GmbH Borrower") shall at all times be limited so that its liability as a Subsidiary Borrower under this Agreement and the other Loan Documents shall at no time require its payment of any moneys which are required to maintain its registered share capital (Stammkapital) to the extent solely that such share capital is protected by Sections 30 and 31 of the German Limited Liabilities Companies Act (the "GmbH-Gesetz"); and

                  (b) Neither the Administrative Agent nor any of the Lenders shall be entitled to enforce the obligations of any German GmbH Guarantor under Section 10 for so long as, and solely to the extent that, such enforcement would cause such German GmbH Guarantor's net assets (Reinvermogen) to be reduced below the amount of its registered share capital which is protected by Sections 30 and 31 of the GmbH-Gesetz;

provided each guarantee provided by a Guarantor hereunder on account of the obligations of the German GmbH Borrowers shall be unimpaired by the provisions of this Section 10.14, such that each such Guarantor shall remain liable under the relevant Guarantees hereof for the obligations of the German GmbH Borrowers to the same extent as it would have been liable in the absence of this Section 10.14.

                  10.14 Submission To Jurisdiction; Waivers. Each of the Borrower and the

Subsidiary Borrowers hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower and the Subsidiary Borrowers at their respective addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  (f) Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Borrower or an agent for service of process located in The City of New York (the "New York Process Administrative Agent"), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Administrative Agent in The City of New York (which successor New York Process Administrative Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Administrative Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Administrative Agent at the New York Process Administrative Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in subsection
         10.2 (such service to be effective upon
         such receipt by the New York Process Administrative Agent and the depositing of such process in the mails as aforesaid). Each of the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally authorizes and directs the New York Process Administrative Agent to accept such service on its behalf. As an alternate method of service, each of the Foreign Subsidiary Borrowers irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in subsection 10.2. Each of the Foreign Subsidiary Borrowers agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (g) To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

                  10.15 Acknowledgements. Each of the Borrower and the Subsidiary Borrowers hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower or any Subsidiary Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower or any Subsidiary Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower or any Subsidiary Borrower and the Lenders.

                  10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.17 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    THE SCOTTS COMPANY



                                    By: G. Robert Lucas
                                       ---------------------------
                                       Title: Sr. Vice President


                                    O.M. SCOTT INTERNATIONAL INVESTMENTS LIMITED



                                    By: G. Robert Lucas
                                       ---------------------------
                                       Title: Authorized Signatory


                                    MIRACLE GARDEN CARE LIMITED



                                    By: G. Robert Lucas
                                       ---------------------------
                                       Title: Authorized Signatory


                                    SCOTTS HOLDINGS LIMITED



                                    By: G. Robert Lucas
                                       ---------------------------
                                       Title: Authorized Signatory


                                    HYPONEX CORPORATION



                                    By: G. Robert Lucas
                                       ---------------------------
                                       Title: Vice President

                                    SCOTTS' MIRACLE-GRO PRODUCTS, INC.



                                    By: G. Robert Lucas
                                       --------------------------
                                       Title: Vice President


                                    SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY



                                    By: G. Robert Lucas
                                       --------------------------
                                       Title: Vice President


                                    REPUBLIC TOOL & MANUFACTURING CORP.



                                    By: G. Robert Lucas
                                       --------------------------
                                       Title: Vice President


                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender



                                    By: John Mix
                                       --------------------------
                                       Title: Vice President

                                                CREDIT LYONNAIS CHICAGO BRANCH



                                                Name: Mary Ann Klemm
                                                     ---------------------------
                                                     Title: Vice President

                                               NBD BANK



                                               Name: Gary C. Wilson
                                                    ---------------------------
                                                    Title: First Vice President

                                                  KEYBANK NATIONAL ASSOCIATION



                                                  Name: Richard A. Pohle
                                                       -------------------------
                                                       Title: Vice President

                                                 BANK ONE, N.A.



                                                 Name: Douglas H. Klanfoth
                                                      -------------------------
                                                      Title: Vice President

                                                   NATIONAL CITY BANK, COLUMBUS



                                                   Name: David B. Yates
                                                        ------------------------
                                                        Title: Vice President

                                                COMERICA BANK



                                                Name: Anthony L. Davis
                                                     ------------------------
                                                     Title: Account Officer

                                                 WACHOVIA BANK



                                                 Name: Henry H. Hagan
                                                      -------------------------
                                                      Title: Sr. Vice President

                                                      THE BANK OF NOVA SCOTIA


                                                      Name: Claude Ashdy
                                                           ---------------------
                                                           Title: Vice President

                                                 NATIONAL WESTMINSTER BANK PLC



                                                 Name: Peter J. Stringer
                                                      --------------------------
                                                      Title: Sr. Vice President

                                        CREDIT AGRICOLE INDOSUEZ



                                        Name: W. Leroy Startz
                                             ---------------------------
                                             Title: First Vice President



                                        Name: Daniel Bouhl, F.V.P.
                                             ---------------------------
                                             Title: Head of Corporate Banking

                                              CORESTATES BANK



                                              Name: Martha M. Winters
                                              ----------------------------
                                              Title: Asst. Vice President

                                           MELLON BANK, N.A.



                                           Name: Mark F. Johnston
                                                ---------------------------
                                                Title: Asst. Vice President

                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                   Name: F. N. Wilms
                                        ----------------------------------
                                        Title: Vice President

                                              UNION BANK OF CALIFORNIA, N.A.



                                              Name: Henry G. Montgomery
                                                   -----------------------------
                                                   Title: Vice President

                                               PNC BANK, NATIONAL ASSOCIATION



                                               Name: Toby B. Rau
                                                    ----------------------------
                                                    Title: Asst. Vice President

                                        THE SANWA BANK, LIMITED, CHICAGO BRANCH



                                        Name: James P. Byrnes
                                             ----------------------------------
                                             Title: First Vice President